NALCO HOLDING COMPANY

FORM PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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    Preliminary Proxy Statement
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    Definitive Proxy Statement

EXPLANATORY NOTE

This Amendment No. 1 to the Nalco Holding Company Proxy Statement for its 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 28, 2005 (the "Proxy Statement") is being filed to add the form of proxy card. The form of proxy card is included on the last two pages of this document. No other changes have been made to the Proxy Statement.

    Definitive Additional Materials
    Soliciting Material Pursuant to §240.14a-12

NALCO HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

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NALCO HOLDING COMPANY
1601 W. Diehl Road
Naperville, IL 60563-1198

March 28, 2005

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2005 Annual Meeting of Shareholders of NALCO HOLDING COMPANY. The meeting will be held on Thursday, May 5, 2005, at 9:00 a.m., local time, in the Nalco Company Corporate Offices at 1601 W. Diehl Road in Naperville, Illinois, USA.

At this meeting, you will be asked to:

(1)	Elect three (3) Class I Directors;

(2)	Ratify the Audit Committee's selection of an Independent Registered Public Accounting Firm to audit our financial statements for 2005; and

(3)	Transact any other business properly brought before the meeting.

The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. You may also read the notice and proxy statement on our web site at www.nalco.com.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. Please see the proxy statement and the enclosed proxy card for details about voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Dr. William H. Joyce
  Chairman and Chief Executive Officer

NALCO HOLDING COMPANY
1601 W. Diehl Road
Naperville, IL 60563-1198

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 5, 2005
Place:	Nalco Holding Company Nalco Company Corporate Offices 1601 W. Diehl Road Naperville, IL 60563-1198
Items of Business:	(1) To elect three (3) Class I Directors to serve until the 2008 Annual Meeting and until their successors are elected and qualified.
(2) To ratify the selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005.
(3) To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 15, 2005.
Annual Report:	A copy of our 2004 Annual Report is enclosed.
Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March 28, 2005.

By Order of the Board of Directors of Nalco Holding Company
Stephen N. Landsman Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the polls close at the meeting.

Annex A	Amended and Restated Charter of the Audit Committee

Annex B	2004 Stock Incentive Plan

NALCO HOLDING COMPANY
1601 W. Diehl Road
Naperville, IL 60563-1198

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 5, 2005

The Board of Directors (the "Board of Directors" or the "Board") of our Company, Nalco Holding Company, a Delaware corporation ("Nalco" or the "Company"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Central Daylight Savings Time), on Thursday, May 5, 2005, in the Nalco Company Corporate Offices, at 1601 W. Diehl Road, Naperville, IL 60563-1198 USA. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote upon several important Company matters. In addition, our management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Who may attend the annual meeting?

All shareholders of record as of March 15, 2005, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in a "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 15, 2005 and check in at the registration desk at the meeting.

What am I voting on?

You will be voting on the following two items of business at the annual meeting:

•	The election of three (3) Class I Directors to serve until the 2008 Annual Meeting of the Company's Shareholders and until their successors are elected and qualified; and

•	The ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

We will also consider other business that properly comes before the meeting.

Who may vote?

You may vote if you owned Nalco common stock as of the close of business on the record date, March 15, 2005. Each share of Nalco common stock is entitled to one vote. As of March 15, 2005, Nalco had 141,663,369 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote your shares "FOR" each of the nominees named in this proxy statement for election to the Board and "FOR" the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

How do I vote before the meeting?

For Shares Registered Directly in the Name of the Shareholder.     Shareholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, Equiserve Trust Company, N.A., may vote their shares by mailing their signed proxy card. Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card.

For Shares Registered in the Name of a Brokerage Firm or Bank.    Shareholders who hold shares in street name may vote by mail by completing, signing and returning the voting instruction form provided by their brokerage firms, banks or other nominees. In addition to voting by mail, a number of brokerage firms and banks are participating in a program provided through ADP that offers telephone and Internet voting options (as well as the option to receive future shareholder communications including proxy materials through the Internet and not through the mail). If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or by accessing the Internet as described on the voting instruction form.

May I vote confidentially?

Your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission ("SEC"). The independent election inspectors may at any time inform us whether or not a shareholder has voted. The Company will hold proxy cards and ballot cards after the election and they may not be held in confidence.

Can I vote at the meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares registered in your name in person at the meeting even if you have previously voted by proxy.

Will I have any rights of appraisal or similar rights of dissenters?

You will not have any rights of appraisal or similar rights of dissenters with respect to the matters to be acted upon at the meeting, regardless of whether you vote for or against the proposals.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us prior to the meeting;

•	giving written notice to the Secretary of the Company; or

•	voting again at the meeting.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify the Secretary of our Company in writing before the polls close that you wish to revoke a previous proxy.

Who conducts the proxy solicitation and how much will it cost?

The Company is asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us collect information about shares registered in the name of brokerage firms or banks. Georgeson's fee for these services is $2,000 plus out-of-pocket expenses. We can ask for proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and regular employees of the Company to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company's common stock.

Who will count the votes?

Representatives of Equiserve Trust Company N.A. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as the Proxy Committee on the proxy card will vote your shares in accordance with the Board of Directors' recommendations. These recommendations are:

• FOR the election of each of the nominees for director named in this proxy statement
(Dr. Joyce, Mr. Pertz and Mr. Sanders); and

• FOR the ratification of Ernst & Young LLP as our Independent Registered Public Accounting
firm for the fiscal year 2005.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiserve Trust Company N.A., which may be contacted at www.equiserve.com.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The election of directors and the proposal to ratify the selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for fiscal year 2005 are considered routine matters for which brokerage firms may vote unvoted shares. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How can I attend the meeting?

The annual meeting is open to all holders of Nalco common stock as of the close of business on March 15, 2005, or their duly appointed proxies. You will need proof of ownership of Nalco's common stock to enter the meeting. If you are a shareholder whose shares are registered in your own name, you may bring these materials as proof of ownership. If you plan to attend the meeting, please so indicate when you vote and bring the proof of ownership with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. Admittance to the annual meeting will be based upon availability of seating. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PHOTO IDENTIFICATION AND PROOF THAT YOU OWN NALCO COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders' questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no follow-up questions or questions covering the same subject as a previously asked question (as determined by the Chairman of our Board of Directors) will be permitted.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of the issued and outstanding shares of Nalco common stock, as of March 15, 2005, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

How many votes are needed to elect directors?

The three (3) nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality. You may vote "FOR" all of the nominees or you may vote "WITHHOLD FROM ALL NOMINEES" or withhold from particular nominees. Unless you mark "WITHHOLD FROM ALL NOMINEES" or withhold from particular nominees, your proxy will be voted FOR each of the director nominees named in this proxy statement. There is no cumulative voting permitted for the director election.

How many votes are needed to approve the other proposals?

Each of the Company's proposals will be considered separately. The ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm must receive the "FOR" vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. For each of these items, you may vote "FOR", "AGAINST" or "ABSTAIN". Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

What if other matters are presented for consideration at the annual meeting?

As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

What is the board member annual meeting attendance policy?

Each board member is expected to attend the Company's annual meeting. This is the Company's first annual meeting since its initial public offering in November 2004.

GOVERNANCE OF THE COMPANY

The business and affairs of our Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its corporate governance practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of nine (9) directors. As discussed in more detail later in this section, the Board has determined that two of our nine continuing directors are independent under the rules of the SEC and the New York Stock Exchange ("NYSE"): Mr. Pertz, and Mr. Sanders. Both Mr. Pertz and Mr. Sanders are incumbent nominees for election at this meeting.

We expect to add a third independent director to our board before November 10, 2005 (within 12 months of the effectiveness of the Company's Registration Statement on Form S-1 filed with the

SEC). The terms of three of our directors, Dr. Joyce, Mr. Pertz and Mr. Sanders, expire on the date of this year's annual meeting, May 5, 2005 ("Class I Directors"). Each of these Class I Directors is standing for election at this annual meeting. The terms of Mr. Black, Mr. Friedman and Mr. O'Neill expire on the date of our 2006 annual meeting ("Class II Directors"), and the terms of Mr. Chu, Mr. Harris and Mr. Mehra expire on the date of our 2007 annual meeting ("Class III Directors"). The new independent director we expect to add to the Board of Directors before November 10, 2005 will be a Class II Director, having a term expiring on the date of our annual meeting in 2006.

The majority of the Company's shares are controlled by The Blackstone Group, Apollo Management L.P. and GS Capital Partners (collectively the "Sponsors"), through our largest shareholder Nalco LLC and the operating agreement governing the activities of Nalco LLC (described on page 11), and for this reason the Company is a "controlled company" under the NYSE corporate governance standards. Under the NYSE standards, a company of which more than 50% of the voting power is held by another company is a "controlled company" and may elect not to comply with certain NYSE corporate governance standards, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that we have a nominating/corporate governance committee that is composed of entirely independent directors with a written charter addressing the committee's purpose and responsibilities, (3) the requirement that we have a compensation committee that is composed of entirely independent directors with a written charter addressing the committee's purpose and responsibilities and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. We utilize certain of these exemptions. We do not have the following: (1) a majority of independent directors on our Board of Directors, (2) nominating and corporate governance and compensation committees that consist entirely of independent directors, and (3) an annual performance evaluation of our nominating and corporate governance and compensation committees.

How often did the board meet in fiscal 2004?

The Board of Directors met four times, our Audit Committee met nine times and our Compensation Committee and Nominating and Corporate Governance Committee each met three times during fiscal 2004. Each of our directors attended 75% or more of the meetings of the Board and the Committees of which he was a member (held during the period he served as a director). Mr. Pertz was elected to the Board on November 10, 2004, and Mr. Sanders was elected and accepted his position on the Board on January 10, 2005.

What are the committees of the board?

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees. As described above, because we are a controlled company we utilize exemptions under the NYSE corporate governance standards that permit these Committees to have non-independent members and not conduct annual evaluations of the Compensation and Nominating and Corporate Governance Committees. The charters for the Committees are available on the Company's Web site (www.nalco.com.)

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2004
Audit:
Mr. Douglas A. Pertz, Audit Committee Financial Expert and Chairman, Mr. Chinh E. Chu, Mr. Daniel S. Sanders	• recommend the hiring or termination of an Independent Registered Public Accounting Firm ("independent auditor") and approve any work performance by such auditor unrelated to our annual audit	9
	• approve the overall scope of the audit
	• assist the Board in monitoring the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of the independent auditors, our internal audit function and our compliance with legal and regulatory requirements
	• annually review an independent auditor's report describing the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm
	• discuss the annual audited financial and quarterly statements with management and the independent auditor
	• discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies
	• discuss policies with respect to risk assessment and risk management
	• meet separately, periodically, with management, internal auditors and independent auditor
	• review with the independent auditor any audit problems or difficulties with managements' responses
	• set clear hiring policies for employees or former employees of the independent auditors
	• annually review the adequacy of the audit committee's written charter
	• handle such other matters as delegated to the audit committee by the Board of Directors
	• report regularly to the full Board of Directors
	• evaluate the performance of the audit committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Annex A and is available through our Web site at www.nalco.com.

The Board of Directors has determined that Mr. Pertz and Mr. Sanders are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Pertz is qualified as an audit committee financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act and applicable SEC regulations. The Board has also determined that each Board member is financially literate within the meaning of the NYSE listing standards. It is anticipated that before November 10, 2005, the 12-month anniversary of the effective date of the Company's Registration Statement on Form S-1, that Mr. Chu will be replaced on the Audit Committee by an independent director in accordance with NYSE and SEC rules. The Company does not believe that its reliance on an exemption from the independence requirements adversely affects the ability of the Audit Committee to act independently or satisfy other SEC audit committee requirements.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2004
Compensation: Mr. Sanjeev K. Mehra,	• review key employee compensation policies, plans and programs	3
Chairman, Mr. Chinh E. Chu, Mr. Joshua J. Harris	• review and approve the compensation of our chief executive officer and other executive officers and individuals reporting to the chief executive officer
	• develop and recommend to the Board of Directors compensation for the Board members
	• review and approve employment contracts and other similar arrangements with executive officers
	• review and consult with the chief executive officer on the selection of officers and evaluation of executive performance and other matters
	• review administration of stock plans and other incentive compensation plans
	• oversee compliance with any applicable compensation reporting requirements of the SEC
	• approve the appointment and removal of trustees and investment managers for pension fund assets
	• retain consultants to advise the committee on executive compensation practices and policies
	• handle other matters that are delegated to the Committee by the Board of Directors

The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available through our Web site at www.nalco.com.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2004
Nominating and Corporate Governance:	• develop and recommend criteria for selecting new directors	3
Mr. Paul H. O'Neill, Chairman, Mr. Leon D. Black,	• screen and recommend to the Board of Directors individuals qualified to become executive officers
Mr. Richard A. Friedman	• oversee evaluations of the Board of Directors, and its members and committees of the Board of Directors
• handle such other matters that are specifically delegated to the nominating and corporate governance committee by the Board of Directors

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available through our Web site at www.nalco.com.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2004
Executive: Dr. William H. Joyce, Chairman, Mr. Chinh E. Chu, Mr. Joshua J. Harris, Mr. Sanjeev K. Mehra	• exercises all of the powers of the Board in the management of the business of the Company while the Board is not in session

How does the Board select nominees for the Board?

The Board of Directors and Nominating and Corporate Governance Committee consider candidates for Board membership suggested by the Board or Nominating and Corporate Governance Committee members, consistent with the limits of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Company's Corporate Governance Guidelines and charter of the Nominating and Corporate Governance Committee. The Committee's charter provides that it may retain a third-party executive search firm to identify candidates from time to time. (Currently, the Committee has not retained a search firm and no search firm was used for any of the current directors.)

The Board's and Nominating and Corporate Governance Committee's assessment of a proposed candidate will include a review of, among other things, the person's integrity, experience, specialized expertise in our industry, independence, understanding of issues affecting the Company, time availability, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee also considers the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. For a shareholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a shareholder must notify Nalco's Corporate Secretary.

Any shareholder who desires to recommend an individual as a nominee to the Board of Directors should submit the recommendation in writing to the Corporate Secretary, c/o Nalco Company, 1601 W. Diehl Road, Naperville, IL 60563-1198 with the proper notice, as provided in the Bylaws, as amended, between 90 and 120 days prior to the first anniversary of the previous year's annual meeting (for the 2006 annual meeting, the Corporate Secretary must receive this notice on or after January 5, 2006, and on or before February 4, 2006), and should include the following information:

•	the name and address of the recommending shareholder(s), and the class and number of shares of our common stock that are beneficially owned by the recommending shareholder(s),

•	the name, age, business address and principal occupation and employment of the recommended nominee,

•	any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Nominating and Corporate Governance Committee,

•	any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules,

•	all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience over the past five years, (2) the class and number of our shares, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and us or our management,

•	a description of any business or personal relationships between the recommended nominee and the recommending shareholder(s),

•	a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and (2) affirming the recommended nominee's willingness to be a director, and

•	if the recommending shareholder(s) has beneficially owned more than 5% of our voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC.

The Nominating and Corporate Governance Committee considers individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chairman of the Nominating and Corporate Governance Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the Nominating and Corporate Governance Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the Nominating and Corporate Governance Committee or as many members as can do so to meet the potential nominees. The Nominating and Corporate Governance Committee will then select a nominee to recommend to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our shareholders at the next annual meeting of shareholders. The Board and Nominating and Corporate Governance Committee have not received director nominations from any shareholders outside the Board or Nominating and Corporate Governance Committee.

How are directors compensated?

Dr. Joyce is our only director who is also an employee of the Company or one of its affiliates. Dr. Joyce receives no additional compensation for his service on the Board of Directors. Each non-management director as of February 18, 2005, receives the following compensation for his services on the Board of Directors and its Committees: (a) $30,000 annual retainer paid in equal quarterly installments, (b) $1,000 for each attended Board or Committee meeting, (c) the Chairperson of the Audit Committee also receives an additional annual payment of $5,000 paid in equal quarterly installments and (d) 2,000 restricted share units on the first day of each calendar year during which the director serves, such restricted share units vesting into unrestricted shares on the second anniversary of the grant if the director continues in his or her service, on the vesting date. The non-management directors have received restricted stock awards in 2005 pursuant to the 2004 Stock Incentive Plan. Compensation paid or granted by the Company to Mr. Friedman and Mr. Mehra as directors of the Company may be paid to The Goldman Sachs Group, Inc.

How much Nalco stock do the directors own?

Stock ownership information for each director nominee and continuing director as of December 31, 2004 is shown in the table on page 20.

How does the Board determine which directors are considered independent?

The Board reviews each of the directors against the Company's Corporate Governance Guidelines (the "Guidelines"), adopted by the Board, and the independence requirements of the SEC and the NYSE to determine independence. The full text of the Guidelines can be found on the Company's Web site at www.nalco.com. A copy may also be obtained upon request from the Company's Corporate Secretary.

Pursuant to the Guidelines, the Board also updated its annual review of director independence, based on questionnaires completed by each of the Directors. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that Mr. Pertz and Mr. Sanders are independent of the Company and its management under the rules of the NYSE and SEC. Mr. Sanders retired from ExxonMobil Corporation, a Nalco Company customer, in August, 2004, prior to his joining the Board in January, 2005. Mr. Sander's retirement income from ExxonMobil Corporation is not contingent on any continued service or consulting agreement with ExxonMobil Corporation and his former employment with ExxonMobil does not impact his independence on our Board. Similarly, Mr. Pertz has no relationships or transactions which would impact his independence. Mr. Pertz and Mr. Sanders do not serve on the audit committees of more than three public companies. Dr. Joyce is not considered an independent director because of his employment as Chief Executive Officer of the Company. Mr. Black, Mr. Chu, Mr. Friedman, Mr. Harris, Mr. Mehra and Mr. O'Neill may not be considered independent directors because of their affiliations with certain of our Sponsors (described in the next paragraph), and the Company is not treating these directors as independent for purposes of determining its compliance with NYSE and SEC requirements.

Mr. Chu and Mr. O'Neill are associated with our Sponsor: The Blackstone Group; Mr. Chu is a Senior Managing Director of Blackstone, and Mr. O'Neill is a Special Advisor at Blackstone. Mr. Black and Mr. Harris are associated with our Sponsor: Apollo Management L.P.; Mr. Black is a founding partner of Apollo Advisors L.P. and Apollo Real Estate Advisors, and Mr. Harris is a founding partner of Apollo Management. Mr. Friedman and Mr. Mehra are associated with our Sponsor: GS Capital Partners; Mr. Friedman is head of Goldman, Sachs & Co.'s Merchant Banking Division, head of Goldman, Sachs & Co.'s Principal Investment Area, Chairman of the Merchant Banking Division's Investment Committee and a member of Goldman, Sachs & Co.'s Management Committee, and Mr. Mehra is a Managing Director of Goldman, Sachs & Co.'s Principal Investment Area and a member of its Investment Committee.

Are there any other material business relationships with entities associated with our directors?

a.    Stockholders Agreement

We, Nalco LLC and certain members of Nalco LLC controlled by our Sponsors, entered into a stockholders agreement in November 2004. The stockholders agreement provides that our Board of Directors, subject to the provisions described below, may be increased to not more than ten members. Nalco LLC is entitled to designate a nominee for election to each available seat on the Board of Directors; provided that the eighth, ninth and tenth nominees shall qualify as independent directors under the rules of the New York Stock Exchange and otherwise meet the Guidelines. The Board of Directors may be further expanded in accordance with applicable law or New York Stock Exchange rules. The stockholders agreement provides that six of Nalco LLC's nominees to the board of directors (other than independent directors) will be split evenly among the Sponsors (subject to adjustment based on their holdings in Nalco LLC) with the seventh to be nominated by agreement of the Sponsors.

If we are required by New York Stock Exchange regulations to have a majority of independent directors on our Board, upon the occurrence of any transaction whereby we cease to be a "controlled company," Nalco LLC will cause three directors nominated by Nalco LLC (other than independent directors) to resign from the board of directors. The board of directors will simultaneously be reduced or increased, as the case may be, in size to nine directors. The two vacancies thus created will be filled by independent directors appointed by the Nominating and Corporate Governance committee of the Board of Directors. Following such a transaction for so long as Nalco LLC continues to hold more than 35% of our outstanding common stock it shall retain the right to designate four nominees for election to our Board of Directors, subject to compliance with the New York Stock Exchange rules, three of which shall be allocated evenly among the Sponsors with the fourth, which may be our Chief Executive Officer, to be nominated by agreement of the Sponsors. If Nalco LLC continues to hold (1) less than 35% but at least 25% of our outstanding common stock, it will retain the right to designate three director nominees; (2) less than 25% but at least 15% of our outstanding common stock, it will retain the right to designate two director nominees; and (3) less than 15% but at least 10% of our outstanding common stock, it will retain the right to designate one director nominee, and in each case, Nalco LLC will cause such number of directors nominated by Nalco LLC to resign as would be necessary to make the number of remaining directors correspond with Nalco LLC's designation rights unless our Board decides that any such directors should continue to serve on our Board. Once Nalco LLC holds less than 10% of our outstanding common stock, it shall have no right to designate directors. Pursuant to the stockholders agreement, any Sponsor that does not have the right, through Nalco LLC, to nominate a director to the board of directors, shall have the right to nominate a non-voting observer to attend board meetings.

To the extent permitted by applicable law and until we are no longer a "controlled entity", each Sponsor will have the right to include at least one director specified by such Sponsor on each of our Board committees. If a director specified by a Sponsor is not eligible to be a member of a Board committee, such Sponsor will have the right, to the extent permitted by applicable law, to nominate an observer to attend meetings of such committee.

b.    Nalco LLC Limited Liability Company Operating Agreement

The Sponsors, William H. Joyce, William J. Roe, Bradley J. Bell, Daniel M. Harker, Louis L. Loosbrock and certain other members of management beneficially own capital stock in our company through Nalco LLC. The limited liability company operating agreement of Nalco LLC (1) provides for the governance of Nalco Holding Company, and its material subsidiaries (2) provides specific rights to the holders of Nalco LLC's limited liability company interests with respect to those interests, such as tag-along and drag-along rights and (3) provides specific rights with respect to certain sales of capital stock of Nalco Holding Company, and its material subsidiaries, such as transfer restrictions and registration rights.

All significant decisions involving Nalco LLC and any voting or other rights to be exercised in respect of its direct or indirect subsidiaries require the approval of the board of directors of Nalco LLC or the Sponsor members of Nalco LLC, including the approval of directors appointed by at least two of the three Sponsors (or two of the three Sponsors as members). If either The Blackstone Group or Apollo Management sells more than two-thirds of its current equity stake in Nalco LLC or if GS Capital Partners sells more than 51.5% of its current equity stake in Nalco LLC, that Sponsor will lose one of its two director designation rights. If either Blackstone or Apollo sells more than 90% of its current equity stake in Nalco LLC or if GS Capital Partners sells more than 85.5% of its current equity stake in Nalco LLC, that Sponsor will lose its remaining director designation right but will retain appropriate information rights and the right to designate an observer to attend Nalco LLC board meetings. If one Sponsor has the right to appoint only one director to the Nalco LLC board but the other two Sponsors continue to have the right to appoint two directors, then all Nalco LLC board decisions will require the approval of the designees of the two Sponsors that are still entitled to appoint two directors. If at least two of the Sponsors no longer have the right to appoint two directors to the Nalco LLC board, then the rule requiring approval of board designees of at least two of the Sponsors will no longer be operative. Actions by members of Nalco LLC will similarly require approval of two of the three Sponsors in those circumstances in which the relative equity ownership of Nalco LLC would require that actions be taken by director appointees of two of the three Sponsors.

c.    Monitoring Fee Agreement/Sponsor Services Agreement

Following the Sponsors' acquisition of Nalco Company in November, 2003, affiliates of the Sponsors entered into a monitoring fee agreement under which these affiliates of the Sponsors agreed to provide certain structuring, advisory, and management services to us and to Nalco Company for a twelve-year period, unless earlier terminated by agreement between us and the Sponsors or until such time as the Sponsors' direct or indirect ownership of us fell below 5%. The annual monitoring fee under this monitoring fee agreement was equal to the greater of $10 million or 2% of our EBITDA for the preceding fiscal year.

We amended and restated the monitoring fee agreement on November 10, 2004, pursuant to which the monitoring services provided to us by the Sponsors' affiliates were terminated. We paid the Sponsors' affiliates a termination fee of $35.0 million. The amended and restated agreement, which we refer to as the "sponsor services agreement," will provide the Sponsors' affiliates with a right of first refusal to provide us with financial advisory services in exchange for mutually agreeable compensation. This right of first refusal will terminate when the Sponsors directly or indirectly hold less than 5% of our outstanding common stock.

We have agreed to indemnify the Sponsors and their affiliates, directors, officers and representatives for losses relating to the services contemplated by the monitoring fee/sponsor services agreement and their engagement of the affiliates of the Sponsors pursuant to, and the performance by them of the services contemplated by, the monitoring fee/sponsor services agreement.

d.    Management Members Agreement

Pursuant to management members agreements Nalco LLC (part of the Nalco LLC 2004 Unit Plan, page 25) entered into with certain members of our management, each management unitholder in Nalco LLC has the right to sell his/her class A units in Nalco LLC, as well as his/her class B units, class C units and class D units in Nalco LLC if any, after they have vested (the "vested units"), to Nalco LLC. Following the date that is the later of the date on which any applicable "lock-up" period terminates and the date that is six months and one day after (i) the date when the units were purchased (in the case of class A units) or (ii) the date on which the units vest (in the case of class B units, class C units and class D units), the unitholder may sell, and Nalco LLC must repurchase, all or a portion of such unitholder's class A units and vested units. Nalco LLC would then be required to repurchase such units by delivering shares of our common stock to the unitholder. The price required to be paid by Nalco LLC for the class A units and vested units will be the fair market value of such units as of the date the "put" right is exercised by the unitholder. The "put" right will be subject to certain limitations on its exercise, as described in the definitive documents. The unitholder will also be entitled to participate in certain sales by the Sponsors.

e.    Registration Rights Agreement

On November 10, 2004, we entered a registration rights agreement with Nalco LLC and its members. Under the registration rights agreement, the Sponsors will have the right to request us to register the sale of shares held by Nalco LLC, including shares issuable upon exercise of the warrant held by Nalco LLC, on their behalf and may require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, the members of Nalco LLC (including members of management) will have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by the Sponsors or initiated by us.

f.    Warrant

On November 10, 2004, we issued Nalco LLC a warrant to purchase, for $0.01 per share, up to 6,191,854 shares of our common stock. This warrant will enable Nalco LLC to deliver shares to members of our management who have the right to put, or sell, their vested class B, class C and class D units to Nalco LLC, (which Nalco LLC is entitled to repurchase in certain circumstances when such members of management leave our company) in exchange for our shares. Subject to limited exceptions, the warrant becomes exercisable upon our achieving the same EBITDA targets and upon the occurrence of the same specified events applicable to the vesting of the Nalco LLC class B units, class C units and class D units (except that there is no service requirement comparable to that applicable to individual holders of class B, class C and class D units). In the event that Nalco LLC at any time holds more shares acquired upon exercise of the warrant than it would be required to use to satisfy management put rights with respect to vested Nalco LLC units, Nalco LLC will be obligated to place any such excess shares into an escrow account for our use in connection with delivery of such shares in connection with our incentive compensation plans. Upon depositing such excess shares with the escrow agent, Nalco LLC will have no further rights with respect to the excess shares. The registration rights agreement requires us, upon request by Nalco LLC, to register shares acquired upon exercise of the warrant under a registration statement in order to facilitate their delivery to members of management in exchange for units of Nalco LLC. See page 25, Nalco LLC 2004 Unit Plan.

g.    Relationships with Affiliates of our Sponsors

Our Sponsors have ownership interests in a broad range of companies ("Portfolio Companies") and have affiliations with other companies ("Affiliated Companies"). We have entered into commercial transactions in the ordinary course of our business with these Portfolio Companies and Affiliated Companies, including the sale of goods and services and the purchase of goods and services.

h.    Sponsor Indemnification for Certain of Our Board Members

Those of our board members who are affiliated with our Sponsors may also have indemnification agreements or protections from our Sponsors relating to their service on our Board of Directors.

How do shareholders or interested parties communicate with non-management directors?

Shareholders and other parties interested in communicating directly with the non-management directors as a group or the Board may do so by contacting the Company's Corporate Secretary, who will notify Mr. Pertz (on behalf of the Audit Committee) of such interest, or by contacting Mr. Pertz in accordance with "Whistleblower Procedures" established by the Audit Committee and reflected in Exhibit B to the Audit Committee Charter (Annex A). Mr. Pertz is an independent, non-management director who is Chairman of our Audit Committee. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of Mr. Pertz and to the internal audit department. Mr. Pertz chairs the executive sessions (sessions conducted without management) of our Board of Directors.

What are the Company's Policies on Reporting of Concerns Regarding Accounting?

The Audit Committee has established policies on reporting of concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls, auditing matters or other concerns, may, in a confidential or anonymous manner, communicate that concern to the General Counsel of the Company. If any person believes that he or she should communicate with a non-management or independent director, he or she may contact Mr. Pertz, Chairman of our Audit Committee, or discuss any concern on an anonymous basis, in accordance with our Whistleblower Procedures, by contacting our Ethics Line at 888-749-1949 or 777-582-5201 (for international callers).

What are the Company's Corporate Governance Guidelines and Ethics Policies?

•  Board Committee Charters. The Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors operate pursuant to written charters. Each charter is available on the Company's Web site at www.nalco.com and is available in print to any shareholder who requests it from the Company Secretary.

•  Corporate Governance Principles. The Board of Directors has documented its corporate governance principles in the Guidelines, which were adopted to reflect certain best practices and requirements of the NYSE. The Guidelines are available on the Company's Web site at www.nalco.com.

•  Code of Ethical Business Conduct and Officer Code of Ethics. Nalco's Code of Ethical Business Conduct emphasizes the Company's commitment to the highest standards of business conduct. The Code of Ethical Business Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Ethical Business Conduct applies to the Board of Directors and the principal executive officer, the principal financial officer and the principal accounting officer, as well as all employees of the Company. Nalco's executive and financial officers also adhere to Nalco's Officer Code of Ethics. Periodically, our directors, officers and certain management employees in the Company are required to complete a conflict of interest questionnaire and certify in writing that they have read and understand the Code of Ethical Business Conduct. The Code of Ethical Business Conduct and Officer Code of Ethics are available on the Company's Web site at www.nalco.com or by contacting our Corporate Secretary to receive a written copy.

The Company intends to post amendments to or waivers from its Code of Ethical Business Conduct and Officer Code of Ethics (to the extent applicable to the Board of Directors or executive officers) on its Web site.

What other Significant Board Practices does the Company have?

•  Private Executive Sessions. The non-management members of our Board of Directors and our Audit Committee meet at least once each year (and more often, if requested by any member) in an executive session in which no member of management is present to discuss any matters selected by such member. These executive sessions are chaired by Mr. Pertz unless another individual is designated as chair by the non-management members. Independent directors will meet by themselves at least once each year.

•  Advance Materials. Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•  Board and Committees' Evaluations. The Board has an annual self-evaluation process. This assessment focuses on the Board's contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit Committee also conducts a similar annual self-evaluation. The results of Board evaluations are reviewed by the Nominating and Corporate Governance Committee and the Board may take action based on noted weaknesses.

What access do the Board and Board Committees have to Management and to Outside Advisors?

•  Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•  Access to Outside Advisers. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Corporate Governance Committee has the authority to retain search firms to be used to identify director candidates though it has not chosen to do so. The Compensation Committee has the authority to retain compensation consultants for advice on executive compensation matters.

Does the Company require stock ownership by directors?

The Company does not require that directors own shares of the Company's stock. As described under Director Compensation, above, the non-management directors receive as part of their compensation restricted share units in the Company stock, and Dr. Joyce, the sole management director, owns shares of Nalco Holding Company stock and certain units and restricted units in Nalco LLC.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year's nominees?

The Board of Directors consists of nine members, divided into three classes. The three-year term of the classes are staggered so that the term of one class expires at each annual meeting. The terms of the three Class I Directors will expire at the 2005 annual meeting. The Board of Directors has nominated the following Class I Directors, all incumbents, for election at the annual meeting:

•	Dr. William H. Joyce;

•	Mr. Douglas A. Pertz; and

•	Mr. Daniel S. Sanders.

If elected, we expect that Dr. Joyce and Mr. Pertz and Mr. Sanders will serve as Class I Directors and hold office until the 2008 annual meeting of shareholders and until their respective successors have been elected and qualified. Dr. Joyce and Mr. Pertz and Mr. Sanders are current board members and are standing for reelection.

Biographical information about each of the nominees, including their present occupations and business experience, follows. The Board recommends that you vote FOR the election of these nominees.

Dr. William H. Joyce Age 69 Director of the Company since June 2004 Chairman of the Board and Chief Executive Officer of Nalco Company since November 2003	Dr. Joyce became the Chairman of the Board and Chief Executive Officer of Nalco Company in November 2003. Dr. Joyce was formerly the Chairman and Chief Executive Officer of Hercules Incorporated, a position he took in May 2001. Dr. Joyce was Chairman, President and Chief Executive Officer of Union Carbide Corporation from 1996 through May 2001. From 1995 to 1996, Dr. Joyce was President and Chief Executive Officer, and from 1993 to 1995 he was President of Union Carbide. Prior to that, he had been Chief Operating Officer of Union Carbide since 1992. Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University, and M.B.A. and Ph.D. degrees from New York University. He received the National Medal of Technology Award in 1993 from President Clinton, the Plastics Academy's Industry Achievement Award in 1994 and Lifetime Achievement Award in 1997. In 1997, he was inducted into the National Academy of Engineering. In 2003, Dr. Joyce received the Society of Chemical Industry Perkin Medal Award. Dr. Joyce has been a Director of El Paso Corporation since May 2004, a Director and member of the Audit Committee of CVS Corporation since April 1994, and a Director of Celanese Corporation since December 2004. He is a Trustee of the Universities Research Association, Inc. and Co-Chairman of the Government University-Industry Research Roundtable of the National Academies. Dr. Joyce has served as Chairman of the Board of the Society of Plastics Industry and on the executive committee of the American Chemistry Council.

Mr. Douglas A. Pertz Age 50 Director of the Company since November 2004	Mr. Pertz was Chairman and Chief Executive Officer of IMC Global Inc., one of the world's leading producers and marketers of concentrated phosphate and potash crop nutrients, from October 2000 to October 2004. From October 1999 to October 2000, Mr. Pertz served as President and Chief Executive Officer of IMC Global Inc. and from October 1998 to October 1999, as President and Chief Operating Officer of IMC Global Inc. Prior to joining IMC Global Inc., Mr. Pertz served from 1995 to 1998 as President and Chief Executive Officer and as a Director of Culligan Water Technologies, Inc., a leading manufacturer and distributor of water, purification and treatment products. Mr. Pertz currently serves on the board of directors of The Mosaic Company, Compass Minerals International Inc. and Bowater Incorporated.
Mr. Daniel S. Sanders Age 65 Director of the Company since January 2005	Mr. Sanders is the former President, ExxonMobil Chemical Company, and Vice President, ExxonMobil Corporation. He retired from ExxonMobil on August 31, 2004 after 43 years of service. In 1988, Mr. Sanders became Executive Assistant to the Chairman and President of Exxon Corporation, and in 1990 was appointed Senior Vice President of Exxon Company, U.S.A. In 1992, he became worldwide President of the Basic Chemicals Group of Exxon Chemical Company, and in 1994 he became Vice President of Human Resources of Exxon Corporation. He was named Executive Vice President of Exxon Chemical in 1998 and President in January 1999. He was named President of ExxonMobil Chemical Company in December of 1999 when the two companies merged. Mr. Sanders is past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry, American Section. He currently serves as a Director of Milliken and Co., Arch Chemical and Celanese Corporation. Mr. Sanders received the Society of Chemical Industry Medal in 2005.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the three nominees receiving the highest number of votes cast at the meeting will be elected.

Who are the other directors?

The other directors of the Company whose terms of office continue after this annual meeting are listed below. Each of these directors will serve until the annual meeting of shareholders in the year indicated and until their respective successors have been elected and qualified.

Class II Directors — Terms Expiring in 2006
Mr. Leon D. Black Age 53 Director of the Company since June 2004 and Director of Nalco Company since November 2003	Mr. Black is a founding partner of Apollo Advisors, L.P. and Apollo Real Estate Advisors, L.P. Mr. Black also serves on the boards of directors of AMC Entertainment Inc., Wyndham International, Inc., Allied Waste Industries, Inc., Sirius Satellite Radio Inc., and United Rentals, Inc. Mr. Black also serves as a Trustee of The Museum of Modern Art, Mount Sinai-NYU Medical Center, Lincoln Center for the Performing Arts, the Metropolitan Museum of Art, Prep for Prep, the Asia Society and Dartmouth College. Mr. Black received a B.A. degree from Dartmouth College and an M.B.A. degree from Harvard Business School.
Mr. Richard A. Friedman Age 47 Director of the Company since June 2004 and Director of Nalco Company since November 2003	Mr. Friedman is head of Goldman, Sachs & Co.'s Merchant Banking Division, head of Goldman, Sachs & Co.'s Principal Investment Area, Chairman of the Merchant Banking Division's Investment Committee and a member of Goldman, Sachs & Co.'s Management Committee. Mr. Friedman joined Goldman, Sachs & Co. in 1981, became a partner in 1990, and was made a Managing Director in 1996. He serves on the boards of directors of Burger King Corporation, and Yankees Entertainment and Sports Network, LLC (YES). Mr. Friedman received a B.A from Brown University and an M.B.A from the University of Chicago Graduate School of Business.
Mr. Paul A. O'Neill Age 69 Director of the Company since June 2004 and Director of Nalco Company since November, 2003	Mr. O'Neill has been a Special Advisor at The Blackstone Group L.P. since March 2003. Prior to that, he served as U.S. Secretary of the Treasury during 2001 and 2002 and was Chief Executive Officer of Alcoa Inc. from 1987 to 1999 and Chairman of the Board from 1987 to 2000. He currently also serves on the boards of directors of TRW Automotive Holdings Corporation, Celanese Corporation and Eastman Kodak Company.

Class III Directors — Terms Expiring in 2007
Mr. Chinh E. Chu Age 38 Director of the Company since June 2003 and Director of Nalco Company since November 2004	Mr. Chu is a Senior Managing Director of The Blackstone Group, which he joined in 1990. Mr. Chu currently serves on the boards of directors of Celanese Corporation, Financial Guaranty Insurance Company, Haynes International, Inc. and Nycomed Holdings.
Mr. Joshua J. Harris Age 40 Director of the Company since June 2004 and Director of Nalco Company since November 2003	Mr. Harris is a founding partner of Apollo Advisors, L.P. Mr. Harris is a Director of Resolution Products LLC, Resolution Specialty Materials, Pacer International, Inc., Compass Minerals International, Inc., General Nutrition Centers, Inc., United Agri Products Inc., Quality Distribution, Inc. and Borden Chemical, Inc. Mr. Harris received a B.S. degree from the Wharton School at The University of Pennsylvania and an M.B.A from Harvard Business School.
Mr. Sanjeev K. Mehra Age 46 Director of the Company since June 2004 and Director of Nalco Company since November 2003	Mr. Mehra is a Managing Director of Goldman, Sachs & Co.'s Principal Investment Area, and a member of its Investment Committee. Mr. Mehra joined Goldman, Sachs & Co. in 1986, was made a Managing Director in 1996 and became a partner in 1998. He serves on the boards of directors of Burger King Corporation, Hexcel Corporation, Madison River Telephone Company LLC and North American RailNet, Inc. Mr. Mehra received an A.B. from Harvard College and an M.B.A from Harvard Business School.

PROPOSAL 2: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board has appointed the Independent Registered Public Accounting Firm of Ernst & Young LLP to conduct our independent audit for 2005. Although shareholder ratification of the appointment is not required, the Board has decided to ascertain the position of the shareholders on the appointment. The Audit Committee will reconsider the appointment if not ratified. The Board and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2005.

Will a representative of Ernst & Young LLP be present at the meeting?

Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the selection of an Independent Registered Public Accounting Firm.

What fees did we pay to Ernst & Young LLP for audit and other services for fiscal years 2004 and 2003?

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for 2004 and 2003, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP for 2004 and 2003.

(in millions)	2004	2003
Audit fees(1)	$6.1	$3.1
Audit-related fees(2)	—	1.6
Audit and audit-related fees	6.1	4.7
Tax fees(3)	0.1	0.1
All other fees	—	—

Total fees(4)	$6.2	$4.8

(1)	Audit fees for 2004 and 2003 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company's quarterly reports, and statutory audits. Additionally, audit fees for 2004 include fees for the re-audits of the 2001 financial statements, reviews of registration statements and issuances of related letters to underwriters and consents.

(2)	Audit-related fees for 2003 consisted principally of fees for services provided in connection with the acquisition of the Company in November 2003.

(3)	Tax fees for 2004 and 2003 consisted principally of fees for tax advisory services.

(4)	Ernst & Young LLP full time, permanent employees performed all of the professional services described in this chart.

The Company's Pre-Approval Policy setting forth the Company's policy for pre-approval of audit and non-audit services is attached as Exhibit A to our Audit Committee charter, attached as Annex A hereto and can be found at www.nalco.com.

To safeguard the continued independence of the independent auditors, the Audit Committee has adopted a policy that prevents our independent auditors from providing services to us that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended. This policy also provides that independent auditors are only permitted to provide services to us that have been pre-approved by the Audit Committee. Pursuant to the policy, all audit services require advance approval by the Audit Committee. All other services by the independent auditors that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee. Pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, who is an independent director. The Chairman has presented all approval decisions to the full Audit Committee.

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of December 31, 2004 (based on 141,663,369 outstanding shares):

•	Each person who is known by us to own beneficially more than 5% of our common stock;

•	Each member of our board of directors and each of our named executive officers; and

•	All members of our board of directors and our executive officers as a group.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
The Blackstone Group(1)	32,017,538	22.7%
Apollo Management Group(2)	32,017,538	22.7%
The Goldman Sachs Group, Inc.(3)	22,012,057	15.6%
Dr. William H. Joyce(4)	2,995,126	2.0%
William J. Roe(4)	288,065	*
Bradley J. Bell(4)	265,668	*
Daniel M. Harker(4)	125,679	*
Louis L. Loosbrock(4)	125,679	*
Leon D. Black(5)	32,017,538	22.7%
Chinh E. Chu(6)	32,017,538	22.7%
Stephen A. Schwarzman(6)	32,017,538	22.7%
Peter G. Peterson(6)	32,017,538	22.7%
Richard A. Friedman(7)	22,012,057	15.6%
Joshua J. Harris(7)	32,017,538	22.7%
Sanjeev K. Mehra(7)	22,012,057	15.6%
Paul H. O'Neill(6)	32,017,538	22.7%
Douglas A. Pertz(8)	0	0
Daniel S. Sanders(9)	0	0
All directors and officers as a group (13 persons)	3,733,701	3.0%
Massachusetts Financial Services Company(10)	8,757,800	6.2%

*	Less than 1%

(1)	Includes beneficial ownership of shares of common stock of Nalco Holding Company owned by each of Blackstone Capital Partners IV L.P., Blackstone Family Investment Partnership IV-A L.P. and Blackstone Capital Partners IV-A L.P. (the "Blackstone Funds"), for each of which Blackstone Management Associates IV L.L.C. ("BMA") is the general partner having voting and investment power over the shares of common stock held or controlled by each of the Blackstone Funds. Mr. Chu, a director of the Company is a member of BMA and disclaims any beneficial ownership of shares of common stock beneficially owned by BMA. Mr. Peter G. Peterson and Mr. Stephen A. Schwarzman are the founding members of BMA and as such may be deemed to share beneficial ownership of the shares of common stock held or controlled by the Blackstone Funds. Each of BMA and Mr. Peterson and Mr. Schwarzman disclaims beneficial ownership of such shares of common stock. The address of BMA and the Blackstone Funds is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(2)	Includes beneficial ownership of shares of common stock of Nalco Holding Company held by Apollo Investment Fund V, L.P. and its related co-investment partnerships (the "Apollo Funds") for each of which Apollo Management V, L.P. ("Apollo Management") serves as investment manager having voting and investment power over the shares of common stock held or controlled by each of the Apollo Funds. The general or managing partner on each of the Apollo Funds is Apollo Advisors V, L.P. ("Apollo Advisors" and together with Apollo Management,

"Apollo"), an affiliated manager with Apollo Management. The directors and principal executive officers of Apollo are Mr. Leon Black and Mr. John Hannan, each of whom, as well as each of Apollo Management and Apollo Advisors, disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds. The address of each of the Apollo Funds and Apollo is c/o Apollo Management V, L.P., 9 West 57th Street, New York, New York 10019.

(3)	Includes beneficial ownership of shares of common stock of Nalco Holding Company owned by each of GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund 2000, L.P. and NH Acquisition LLC (collectively, the "GS Funds"). Affiliates of The Goldman Sachs Group, Inc. ("GSG") are the general partner, managing general partner, manager or investment manager of each of the GS Funds. GSG disclaims beneficial ownership of the shares of common stock owned by the GS Funds to the extent attributable to partnership interests held therein by persons other than GSG and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. The address of each of the GS Funds is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

(4)	Reflects beneficial ownership of shares of common stock of Nalco Holding Company of Dr. Joyce and Mr. Roe, Mr. Bell, Mr. Harker and Mr. Loosbrock as a result of their ownership of class A units of Nalco LLC and vested class B units, vested class C units and vested class D units of Nalco LLC and additional shares purchased directly by Dr. Joyce. The address for each of Dr. Joyce and Mr. Roe, Mr. Bell, Mr. Harker and Mr. Loosbrock is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198. In addition, each of Dr. Joyce, Mr. Roe, Mr. Bell, Mr. Harker and Mr. Loosbrock are the owners of unvested class B units, unvested class C units and unvested class D units of Nalco LLC, which they purchased through the Nalco LLC Unit Plan. The unvested class B units, unvested class C units and unvested class D units do not currently entitle the holders to any dividend payments or any rights upon liquidation or dissolution of Nalco LLC (other than a return of their purchase price) but may in the future entitle them to certain interests in the profits of Nalco LLC, in the event certain time periods expire, certain performance thresholds are met and the individuals' employments with our Company continues, see Nalco LLC 2004 Unit Plan, page 25. The unvested units are not reflected in this table.

(5)	Mr. Black is a founding partner of Apollo Advisors, L.P. and Apollo Real Estate Advisors, L.P. Mr. Harris is a founding partner of Apollo Management, L.P. Mr. Black and Mr. Harris disclaim beneficial ownership of the shares beneficially owned or controlled by these entities or by their affiliates. The address for each of Mr. Black and Mr. Harris is c/o Apollo Management V, L.P., 9 West 57th Street, New York, New York 10019.

(6)	Mr. Chu is a Senior Managing Director of Blackstone, Mr. Peterson is Chairman of Blackstone, Mr. Schwarzman is President and CEO of Blackstone and Mr. O'Neill is a Special Advisor at Blackstone. Mr. Chu, Mr. Peterson, Mr. Schwarzman and Mr. O'Neill disclaim beneficial ownership of the shares beneficially owned or controlled by Blackstone or by its affiliates. The address for each of Mr. Chu, Mr. Peterson, Mr. Schwarzman and Mr. O'Neill is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(7)	Mr. Friedman is head of Goldman, Sachs & Co.'s Merchant Banking Division, head of Goldman, Sachs & Co.'s Principal Investment Area, Chairman of the Merchant Banking Division's Investment Committee and a member of Goldman, Sachs & Co.'s Management Committee. Mr. Mehra is a Managing Director of Goldman, Sachs & Co.'s Principal Investment Area, and a member of its Investment Committee. Mr. Friedman and Mr. Mehra disclaim beneficial ownership of the shares beneficially owned or controlled by these entities or by their affiliates, except to the extent of their pecuniary interest therein, if any. The address for each of Mr. Friedman and Mr. Mehra is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

(8)	The address of Mr. Pertz is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198.

(9)	The address of Mr. Sanders is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198.

(10)	On February 8, 2005, Massachusetts Financial Services Company reported beneficial ownership of 8,757,800 of our common shares as of December 31, 2004 on Schedule 13G, provided to us. This filing indicated sole voting power for 8,500,840 shares and sole disposition power over 8,757,800 shares.

Since December 31, 2004, Mr. Sanders purchased 8,000 shares of our stock on February 11, 2005 and our non-management directors each received an award of 2,000 restricted stock units on February 18, 2005, Mr. Friedman and Mr. Mehra's may be transferred to The Goldman Sachs Group, Inc.

How much Nalco common stock is owned by our directors and executive officers?

This above table shows the beneficial ownership of Nalco common stock as of December 31, 2004 by

•	each of our continuing directors and nominees for election as directors,

•	each of the executive officers named in the summary compensation table on page 24, and

•	all directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Nalco common stock to file with the SEC reports of their ownership and changes in their ownership of Nalco common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish Nalco with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to Nalco and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2004.

NAMED EXECUTIVE OFFICERS

Who are our named executive officers?

Dr. William H. Joyce became the Chairman of the Board and Chief Executive Officer of Nalco Company in November 2003. Dr. Joyce was formerly the Chairman and Chief Executive Officer of Hercules Incorporated, a position he took in May 2001. Dr. Joyce was Chairman, President and Chief Executive Officer of Union Carbide Corporation from 1996 through May 2001. From 1995 to 1996, Dr. Joyce was President and Chief Executive Officer, and from 1993 to 1995 he was President of Union Carbide. Prior to that, he had been Chief Operating Officer of Union Carbide since 1992. Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University, and M.B.A. and Ph.D. degrees from New York University. He received the National Medal of Technology Award in 1993 from President Clinton and the Plastics Academy's Industry Achievement Award in 1994 and Lifetime Achievement Award in 1997. In 1997, he was inducted into the National Academy of Engineering. In 2003, Dr. Joyce received the Society of Chemical Industry Perkin Medal Award. Dr. Joyce has been a director of El Paso Corporation since May 2004, a Director and member of the Audit Committee of CVS Corporation since April 1994, and a Director of Celanese Corporation since December 2004. He is a Trustee of the Universities Research Association, Inc. and Co-Chairman of the Government University-Industry Research Roundtable of the National Academies. Dr. Joyce has served as Chairman of the Board of the Society of Plastics Industry and on the executive committee of the American Chemistry Council.

William J. Roe is our Executive Vice President, Chief Operating Officer and President, Industrial and Institutional Services Division. Mr. Roe has served as Chief Operating Officer since 2001 and as Executive Vice President, Industrial and Institutional Services Division, since November 2003. Prior to that, in 1999, Mr. Roe was elected Group Vice President and President of the Pacific and Process Divisions. In 1998, Mr. Roe served as Vice President and President of the Process Division. He was named District Manager for the Mining and Mineral Processing Chemicals Group in 1989, Marketing Manager in 1991 and promoted to General Manager in 1994. Mr. Roe joined our company in 1978 as an Assistant Chemist in Research. Mr. Roe was promoted to Chemist in 1979, Senior Chemist and Group Leader in 1981 and to Technical Director in 1985.

Bradley J. Bell has been our Executive Vice President and Chief Financial Officer since joining us in November 2003. From 1997 to 2003, Mr. Bell served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company, a $6 billion global specialty chemicals manufacturer. There, Mr. Bell played an active role in the company's strategic portfolio review, including substantial acquisitions, divestitures, and development and implementation of post-transaction cost-elimination programs exceeding $500 million. Prior to that, Mr. Bell served as Vice President and Treasurer of both the Whirlpool Corporation, from 1987 to 1997, and the Bundy Corporation, from 1980 to 1987. Mr. Bell is a Director and Chairman of the Audit Committee of IDEX Corporation and a Director and Chairman of the Audit Committee of Compass Minerals International, Inc.

Daniel M. Harker is our Senior Vice President, Global Supply Chain. Mr. Harker has served in this capacity since 2003. In 2001, Mr. Harker became Vice President, Global Supply Chain, after joining Nalco from Calgon in 2000 as Vice President, Manufacturing and Logistics. From 1998 to 2000, Mr. Harker served as Vice President of Global Operations for Calgon. Prior to that, Mr. Harker was with Rhone Poulenc from 1993 to 1998, and Union Carbide from 1975 to 1993.

Louis L. Loosbrock is our Group Vice President and President of our Pacific Division. Mr. Loosbrock has been President of the Pacific Division since April 2003. Prior to that, Mr. Loosbrock served as Group Vice President and President of our Pulp and Paper Division from April 2002 to April 2003. Mr. Loosbrock served as General Manager, Global Mining from 1998 to 2002; Sales Manager from 1986 to 1989 and 1991 to 1998; and Marketing Manager from 1989 to 1991. He began his career with our company in 1977 as a Sales Representative in the Mining Group and in 1981 was named District Manager.

EXECUTIVE COMPENSATION

Executive Compensation

We have established executive compensation plans that link compensation with the performance of our Company. We will continually review our executive compensation programs to ensure that they are competitive.

Summary Compensation Table

The following table shows all compensation awarded to, earned by, or paid to our Chief Executive Officer and four other most highly compensated executive officers based on salary and bonus for the last completed fiscal year, whom we refer to as the "named executive officers."

Summary Compensation Table

	Annual Compensation
				Long-Term Compensation
Name and Principle Position	Year	Salary	Bonus(1)	Restricted Stock(8)	All Other Compensation
William H. Joyce*,	2004	$1,000,000	$1,700,000	$178,980	$103,782	(2)
Chairman and Chief	2003	$238,626	$169,909		$12,849	(2)
Executive Officer
William J. Roe	2004	$400,000	$544,000	$66,517	$193,441	(3)
Executive Vice President,	2003	$400,000	$554,240		$1,600,075	(4)
Chief Operating Officer and President, Industrial and Institutional Services Division	2002	$392,500	$695,078		$1,133,662	(5)
Bradley J. Bell*,	2004	$400,000	$510,000	$53,213	$51,501	(2)
Executive Vice President and	2003	$100,000	$130,000		$6,038	(2)
Chief Financial Officer
Daniel M. Harker	2004	$250,000	$226,950	$29,025	$35,855	(2)
Senior Vice President	2003	$250,000	$187,208		$614,861	(4)
Global Supply Chain	2002	$250,000	$252,934		$10,791	(2)
Louis L Loosbrock	2004	$240,000	$224,775	$29,025	$120,581	(6)
Group Vice President and	2003	$240,000	$208,020		$200,881	(7)
President, Pacific Division	2002	$237,342	$235,022		$10,245	(2)

*	Dr. Joyce's employment with the Company commenced on October 6, 2003 and Mr. Bell's employment commenced on October 1, 2003.

[1]	Includes annual Management Incentive Plan and Long-Term Cash Incentive Plan payments (based on 1-year performance periods).

[2]	Includes company contributions and allocations to defined contribution plan

[3]	Includes company contributions and allocations to defined contribution plan and payment from non-qualified defined benefit plan related to change in control.

[4]	Includes payments related to change in control (sale of Nalco by Suez) plus company contributions and allocations to defined contribution plan.

[5]	Includes company contributions and allocations to defined contribution plan plus retention bonus payment.

[6]	Includes company contributions and allocations to defined contribution plan plus payments for foreign service allowances.

[7]	Includes payments related to change in control (sale of Nalco by Suez) plus company contributions and allocations to defined contribution plan and foreign service allowance.

[8]	Includes the excess of fair market value over amounts actually paid for class B, class C and class D units at the time of such purchase by the named executive officers. The unvested class B, class C and class D units held by these individuals are subject to the passage of time, continued employment to the period of vesting and achievement of minimum performance requirements, Nalco LLC 2004 Unit Plan, page 25. If all of these conditions are met, at December 31, 2004 ($19.52 per share), Dr. Joyce's 887,961,741 unvested class B, class C and class D units could have a potential net aggregate value of $27,945,599, Mr. Roe's 330,000,000 unvested class B, class C and class D units could have a potential net aggregate value of $10,385,769, Mr. Bell's 264,000,000 unvested class B, class C and class D units could have a potential net aggregate value of $8,308,637 and each of Mr. Harker's and Mr. Loosbrock's 144,000,000 unvested class D units could have a potential net aggregate value of $4,531,981. The vesting schedule is described under Nalco LLC 2004 Unit Plan, page 25. Unvested units have no rights in dividend payments or rights upon liquidation or dissolution of Nalco LLC (other than a return of their purchase price).

Nalco LLC 2004 Unit Plan

The following contains a summary of the material terms of the Nalco LLC 2004 Unit Plan, pursuant to which Nalco LLC has granted the right to purchase Nalco LLC units to employees, directors or consultants of Nalco LLC or its affiliates, including Nalco Holding Company. William H. Joyce, William J. Roe, Bradley J. Bell, Daniel M. Harker, Louis L. Loosbrock and certain other members of our management have purchased units under the Nalco LLC 2004 Unit Plan.

General

The Nalco LLC 2004 Unit Plan permits the grant of the right to purchase class A units, class B units, class C units and class D units to employees, directors or consultants of Nalco LLC or its affiliates, including Nalco Holding Company. A maximum of 821,750,000 class A units, 1,623,919,566 class B units, 1,623,919,566 class C units and 1,082,613,044 class D units may be subject to awards under the Nalco LLC 2004 Unit Plan.

Administration

The Nalco LLC 2004 Unit Plan will be administered by a committee of the Nalco LLC board of directors or, in its board of directors' discretion, the board of directors. The committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the Nalco LLC 2004 Unit Plan, the number and/or class of units to be covered by an award, the purchase price, if any, of such awards, the terms and conditions of any award and under what circumstances awards may be settled or cancelled. The committee or board is authorized, in its discretion, to interpret the Nalco LLC 2004 Unit Plan, to establish, amend and rescind any rules and regulations relating to the Nalco LLC 2004 Unit Plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The committee may correct any defect or supply any omission or reconcile any inconsistency in the Nalco LLC 2004 Unit Plan in the manner and to the extent the committee deems necessary or desirable.

Adjustments Upon Certain Events

In the event of any changes in the units by reason of any reorganization, recapitalization, merger, unit exchange or any other similar transaction, the board of directors, in its sole discretion, may adjust (i) the number or kind of units or other securities that may be issued or reserved for issuance pursuant to the Nalco LLC 2004 Unit Plan or pursuant to any outstanding awards or (ii) any other affected terms of such awards.

Amendment and Termination

The board of directors of Nalco LLC may amend or terminate the Nalco LLC 2004 Unit Plan at any time, provided that no amendment or termination is permitted that would diminish any rights of a management member pursuant to a previously granted award without his or her consent, subject to the committee's authority to adjust awards upon certain events as described in the previous paragraph. No awards may be made under the Nalco LLC 2004 Unit Plan after the tenth anniversary of the effective date of the plan.

Nalco LLC Units Held by Certain of our Managers

The units of Nalco LLC consist of class A units, class B units, class C units and class D units. The class B units, class C units and class D units are held exclusively by members of our management.

Of our executive officers, Dr. William H. Joyce owns 1,120,000,000 class A units, 416,232,066 class B units, 416,232,066 class C units and 277,488,044 class D units, William J. Roe owns 68,750,000 class A units, 154,687,500 class B units, 154,687,500 class C units and 103,125,000 class D units, Bradley J. Bell owns 70,800,000 class A units, 123,750,000 class B units, 123,750,000 class C units and 82,500,000 class D units, Daniel M. Harker owns 30,000,000 class A units, 67,500,000 class B units, 67,500,000 class C units and 45,000,000 class D units and Louis L. Loosbrock owns 30,000,000 class A units, 67,500,000 class B units, 67,500,000 class C units and 45,000,000 class D units. On December 31, 2004, 20% of the class B units (except for the class B units of Dr. William H. Joyce which vested on October 6, 2004), class C units and class D units held by management members under the Nalco LLC 2004 Unit Plans became vested as the necessary conditions were met as determined by the board of directors of Nalco LLC.

Terms of the Nalco LLC Class A Units, Class B Units, Class C Units and Class D Units

The following is a summary of certain terms of the NaIco LLC class A units, class B units, class C units and class D units held by members of our management and certain rights and restrictions applicable to those units.

Class A units have economic characteristics that are similar to those of shares of common stock in a private corporation. Unlike the class B units, class C units and class D units, which are subject to the vesting provisions described below, the class A units are currently fully vested.

Class B units will vest in five equal annual installments on each December 31 beginning on December 31, 2004, subject to a management member's continued service with us and our affiliates; provided, that all of the class B units will vest 18 months following a change of control if the holder is employed by us on that date. No manager who holds class B units will receive any distributions until the holders of the class A units receive the aggregate amount spent for their class A units. Following return of the aggregate amount paid for the class A units, the holders of class B units will share distributions pro rata with holders of class C units and class D units until they have received the amount of their investment in the class B units and, once all the aggregate investment amount paid for all of the class A, class B, class C and class D units has been returned to their holders, the vested class B units will share in any distributions pro rata with the class A units and vested class C units. Dr. William H. Joyce's class B units vest in five annual installments on each October 6 beginning October 6, 2004.

Class C units will vest on the 8th anniversary of the date on which they are sold to a manager, subject to the manager's continued service with us and our affiliates. However, the class C units will vest earlier over the next five years, beginning on December 31, 2004, if we meet certain EBITDA targets. Even if we fail to meet the EBITDA target for a given year, the class C units may still vest with respect to that year if EBITDA targets in a subsequent year or period are achieved. Notwithstanding the foregoing, all the class C units will vest 18 months following a change of control if (a) the EBITDA targets for the year preceding the change of control were achieved and (b) the holder is employed by us on that date. In addition, all of the class C units will vest once the Sponsors cease to own at least 20% of the voting securities of Nalco LLC if the EBITDA targets for the year preceding such sell-down are achieved. No manager who holds class C units will receive any distributions until the holders of the class A units receive the aggregate amount spent for their class A units. Following return of the aggregate amount paid for the class A units, the holders of class C units will share distributions pro rata with holders of class B units and class D units until they have received the amount of their investment in the class C units and, once all the aggregate investment amounts paid for all of the units has been returned to their holders, the vested class C units will share in any distributions pro rata with the class A units and vested class B units.

Class D units will vest on the 10th anniversary of the date on which they are sold to a manager, subject to the manager's continued service with us and our affiliates. However, the class D units will vest earlier over the next five years, beginning on December 31, 2004, if we meet certain EBITDA targets (stricter than for the C units). The board of directors of Nalco LLC determined that the EBITDA target for 2004 was met with respect to vesting of class D units after considering certain extraordinary expenses affecting EBITDA, including, without limitation, expenses relating to the Company's initial public offering in November 2004. Even if we fail to meet the EBITDA target for a given year, the class D units may still vest with respect to that year if EBITDA targets in a subsequent year or period are achieved. Notwithstanding the foregoing, all the class D units will vest 18 months following a change of control if (a) the EBITDA targets for the year preceding the change of control were achieved and (b) the holder is employed by us on that date. In addition, all of the class D units will vest once the Sponsors cease to own at least 20% of the voting securities of Nalco LLC if the EBITDA targets for the year preceding such sell-down are achieved. No manager who holds class D units will receive any distributions until the holders of the class A units receive the aggregate amount spent for their class A units. Following return of the aggregate amount paid for the class A units, the holders of class D units will share distributions pro rata with holders of class B units and class C units until they have received the amount of their investment in the class D units and, once all the aggregate investment amount paid for all of the units has been returned to their holders and the holders of the class A units have received an amount representing a 30% return compounded annually on their aggregate investment, the vested class D units will share in any distributions pro rata with the class A units, the vested class B units and the vested class C units.

Certain Rights and Restrictions Applicable to the Nalco LLC Units Held by our Managers

The Nalco LLC units held by members of our management are not transferable except in certain circumstances. In addition, the units may be repurchased by Nalco LLC, and in certain cases, the Sponsors, in the event that the managers cease to be employed by us. The Sponsors have the ability to force the managers to sell their units with the Sponsors in the event that the Sponsors decide to sell their interests in Nalco LLC.

The managers that hold units are entitled to participate in certain sales by the Sponsors. In addition, the managers have limited rights to participate in subsequent registered public offerings by Nalco Holding Company. Our managers are entitled in certain instances to cause Nalco LLC to repurchase their units with shares of our common stock as described in greater detail on page 12.

Nalco Holding Company 2004 Stock Incentive Plan

We adopted a stock incentive plan in 2004, which is briefly summarized below. For more information, we refer you to the full text of the stock incentive plan attached as Annex B hereto.

The stock incentive plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to employees, directors and consultants of us and our affiliates. A maximum of 7,500,000 shares of common stock may be subject to awards under the stock incentive plan. The only grants under the stock incentive plan as of the date of this proxy are the grants of restricted units to directors described under Director Compensation, page 9.

The stock incentive plan will be administered by a committee of our board of directors, provided that our board of directors may take any action designated to such committee. The committee will have the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the stock incentive plan and the manner in which such awards will vest. The committee will be authorized to establish the terms and conditions of awards granted under the stock incentive plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving vesting conditions). Options, stock appreciation rights, restricted stock and other stock-based awards will be granted by the committee to employees, directors and consultants in such numbers and at such times during the terms of the stock incentive plan as the committee shall determine.

Management Incentive Plan and Long Term Incentive Plan

The Company established the Nalco Management Incentive Plan ("MIP") to motivate the attainment of annual performance objectives. The performance requirement under the MIP is based upon achievement of pre-established performance targets.

The Company provides long-term incentives through the Company's Long Term Incentive Plan ("LTIP"). Under the LTIP, the compensation Committee provides long-term incentive awards in the form of cash. Senior executives that purchased class B, class C, and class D units under the Nalco LLC Unit Plan were not eligible to participate in the LTIP.

On February 28, 2005, the Company made payments to eligible participants under the MIP and under the LTIP consistent with the actual EBITDA, cost savings and sales growth results for calendar year 2004 as measured against the targets in the MIP and LTIP. The Compensation Committee for the Company, at its February 7, 2005 meeting, established EBITDA and growth target levels for the MIP and LTIP Plans during 2005.

Employment and Severance Agreements

William H. Joyce

Nalco LLC entered into an employment agreement with Dr. William H. Joyce in August 2004 to serve as Chief Executive Officer. The term of the agreement ends on December 31, 2008, unless terminated earlier by Nalco LLC or Dr. Joyce. Dr. Joyce will be entitled to receive a base salary of $1,000,000 as well as target variable compensation equal to $1,000,000. The actual variable compensation may be more or less depending on the achievement of the performance criteria reflected in our variable compensation programs established by our board of directors. The employment agreement also confers certain additional rights to Dr. Joyce under the limited liability company operating agreement of Nalco LLC, the management members agreement and the registration rights agreement.

If Dr. Joyce's employment is terminated without "cause" (other than due to death or disability) prior to a "change in control" (as such terms are defined in the employment agreement), Dr. Joyce will receive (a) continued payment of his base salary until the earlier of (1) December 31, 2008 or (2) the third anniversary of the date of his termination and (b) a payment equal to one-twelfth of his annual bonus for the last completed year of his employment multiplied by the number of months he is entitled to his continued base salary, payable when such payment would have been made if his employment continued. Dr. Joyce's termination of employment following a change in control will be governed by a separate agreement which is expected to provide that if Dr. Joyce is terminated without cause following a change in control, this agreement will provide that he is entitled to a lump sum payment equal to the severance payments described above and continuation of his welfare benefits for a period through the earlier of (a) December 31, 2008 and (b) the third anniversary of the date of his termination.

Under the terms of the employment agreement, Dr. Joyce may not disclose any confidential information concerning the businesses of Nalco LLC and its subsidiaries, including the issuer and its subsidiaries. In addition, during Dr. Joyce's term of employment and for a period of eighteen months following Dr. Joyce's termination of employment for any reason, Dr. Joyce may not (a) compete with us or our subsidiaries or (b) solicit or hire our employees or employees of our subsidiaries.

William J. Roe

We have entered into a severance agreement with Mr. Roe effective January 1, 2004. Mr. Roe's employment may be terminated at will by Mr. Roe or by us.

If Mr. Roe's employment is terminated by us without "cause" or by Mr. Roe with "good reason," Mr. Roe will be paid, subject to the execution of a release in favor of the company, within sixty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, and (c) severance equal to two times base salary and target bonus, and will be entitled to receive any other benefits that he is otherwise eligible for under other employee plans or programs. We shall also pay a pro rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with our normal cycle for such payment. Additionally, Mr. Roe has the right to continue coverage under our group medical and dental plans for a 24-month period following Mr. Roe's termination of employment with us. If Mr. Roe's employment is terminated without cause prior to age 55, his severance pay will be paid in the form and amounts to bridge his service to age 55. This arrangement will allow Mr. Roe to elect benefits of early retirement on the first day of the month following his 55th birthday.

Under the terms of the agreement, Mr. Roe may not disclose any confidential information concerning the company or its subsidiaries or affiliates and must assign to us all inventions conceived or discovered by Mr. Roe during the term of his employment. In addition, during Mr. Roe's term of employment and for a period of two years thereafter, Mr. Roe may not (a) compete with us or our subsidiaries or (b) solicit or hire our employees or employees of our subsidiaries. Mr. Roe also may not, during the term of his employment or thereafter, make disparaging statements about the Company or its employees or directors.

Bradley J. Bell

We have entered into an employment agreement with Mr. Bell effective November 1, 2003 to serve as Executive Vice President and Chief Financial Officer. Mr. Bell's employment may be terminated at will by Mr. Bell or by us.

Under this agreement, Mr. Bell is entitled to receive (a) a base salary, subject to annual review for increase, (b) annual bonuses in connection with achievement of targeted performance levels, and (c) specified fringe benefits, including health and disability insurance and life insurance. Under the agreement, if Mr. Bell's employment is terminated by us without "cause" or by Mr. Bell with "good reason," Mr. Bell will be paid, subject to execution of a release in favor of the company, within thirty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, (c) severance equal to one and one-half (1.5) times base salary and target Management Incentive Plan bonus. We shall also pay a pro-rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with our normal cycle for such payment.

Under the terms of the agreement, Mr. Bell may not disclose any confidential information concerning the company or its subsidiaries or affiliates. In addition, during Mr. Bell's term of employment and for a period of two years thereafter, Mr. Bell may not (a) compete with us or our subsidiaries or (b) solicit or hire our employees or employees of our subsidiaries. Mr. Bell also may not, during the term of his employment or thereafter, make disparaging statements about the company or its employees or directors.

Daniel M. Harker

We have entered into a severance agreement with Mr. Harker effective January 1, 2004. Mr. Harker's employment may be terminated at will by Mr. Harker or by us.

If Mr. Harker's employment is terminated without "cause" or by Mr. Harker with "good reason," Mr. Harker will be paid, subject to the execution of a release in favor of us, within thirty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, and (c) severance equal to one and one-half (1.5) times base salary and target bonus, and will be entitled to receive any other benefits that he is otherwise eligible for under other employee plans or programs. We shall also pay a pro-rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with its normal cycle for such payment. Additionally, Mr. Harker has the right to continue coverage under our group medical and dental plans for an 15-month period following Mr. Harker's termination of employment. If Mr. Harker is terminated prior to age 55, his severance pay will be paid in the form and amounts to bridge his service to age 55. This arrangement will allow Mr. Harker to elect benefits of early retirement on the first day of the month following his 55th birthday.

Under the terms of the agreement, Mr. Harker may not disclose any confidential information concerning the company or its subsidiaries or affiliates and must assign to us all inventions conceived or discovered by Mr. Harker during the term of his employment. In addition, during Mr. Harker's term of employment and for a period of two years thereafter, Mr. Harker may not (a) compete with us or our subsidiaries or (b) solicit or hire our employees or employees of our subsidiaries. Mr. Harker may not, during the term of his employment or thereafter, make disparaging statements about the company or its employees or directors.

Louis L. Loosbrock

We have entered into a severance agreement with Mr. Loosbrock effective January 1, 2004. Mr. Loosbrock's employment may be terminated at will by Mr. Loosbrock or by us.

If Mr. Loosbrock's employment is terminated without "cause" or by Mr. Loosbrock with "good reason," Mr. Loosbrock will be paid, subject to the execution of a release in favor of the company, within thirty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, and (c) severance equal to one and one-half (1.5) times base salary and target bonus, and will be entitled to receive any other benefits that he is otherwise eligible for under other employee plans or programs. We shall also pay a pro-rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with our normal cycle for such payment. Mr. Loosbrock has the right to continue coverage under our group medical and dental plans for an 15-month period following Mr. Loosbrock's termination of employment. If Mr. Loosbrock is terminated prior to age 55, his severance pay will be paid in the form and amounts to bridge his service to age 55. This arrangement will allow Mr. Loosbrock to elect benefits of early retirement on the first day of the month following his 55th birthday.

Under the terms of the agreement, Mr. Loosbrock may not disclose any confidential information concerning the company or its subsidiaries or affiliates and must assign to us all inventions conceived or discovered by Mr. Loosbrock during the term of his employment. In addition, during Mr. Loosbrock's term of employment and for a period of two years thereafter, Mr. Loosbrock may not (a) compete with us or our subsidiaries or (b) solicit or hire our employees or employees of our subsidiaries. Mr. Loosbrock may not, during the term of his employment or thereafter, make disparaging statements about the company or its employees or directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What are the basic principles of our executive compensation programs?

We have established executive compensation plans that link compensation with the performance of our company. We will continually review our executive compensation programs to ensure that they are competitive.

What are the components of our executive compensation program?

In administering senior executive officer compensation, the Compensation Committee has established a compensation program that is designed to reward superior performance. The Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee's objective is to establish a program which aligns the interests of shareholders and executives. As such, the Compensation Committee has established compensation programs that are competitively designed to attract and retain high performing executive talent.

Senior Human Resources management of the Company present proposals and recommendations on senior executive officer compensation to the Compensation Committee for their review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from outside independent consultants. The data reflect compensation practices of comparable companies from the Chemical Industry (the "comparator group") who participate in widely distributed surveys. The Compensation Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. Base pay is targeted at the median level for the comparator group. Annual incentive compensation targets are targeted at the 50th percentile for the comparator group. Long-term incentives are targeted at the median for executives and managers. Companies in the comparator group may be included in the S&P Specialty Chemicals Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of companies used in that index.

How are executive officers compensated?

Base Salaries

The Compensation Committee approved the Company's executive compensation salary structure for 2004 and recently for 2005. Base salaries were established around a targeted pay level for each position. Each position's salary range is established based on the median level of base compensation for similar positions in the survey data.

Annual Cash Incentives

The Company established the Nalco Management Incentive Plan ("MIP") to motivate the attainment of annual performance objectives. The payments under the MIP are based upon achievement of pre-established performance targets.

In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The company goals and objectives for executive officers in 2004 included revenue growth, EBITDA and cost savings and for 2005 include EBITDA and growth targets.

Long-Term Incentives

The Company provides long-term incentives through the Company's Long Term Incentive Plan ("LTIP"). Under the LTIP, the Compensation Committee provides long-term incentive awards in the form of cash. Senior executives that purchased class B, class C, and class D units under the Nalco LLC Unit Plan were not eligible to participate in the Long Term Incentive Plan. LTIP targets for 2005 are based on EBITDA and growth.

How is the chief executive officer compensated?

For 2004, Dr. Joyce's annual salary was set at $1,000,000.

Dr. Joyce was awarded an annual incentive of $1,700,000 for 2004. This award reflected the amount payable under the Management Incentive Plan as a result of Nalco's attainment of the Compensation Committee's pre-established performance targets for 2004, as modified by the Compensation Committee (as described above under Annual Cash Incentives) to reflect other Nalco and individual performance factors. The Nalco performance factors related to revenue growth, EBITDA and cost savings. The Committee determined that Nalco performance in the areas of revenue growth, EBITDA and costs savings exceeded pre-established targets. The individual pre-established performance factors considered by the Committee related to Nalco's business and people management. The Compensation Committee determined that performance in the areas of business and people management were attained or exceeded.

How does Internal Revenue Code Section 162(m) affect our executive compensation?

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the MIP and LTIP satisfy the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

For 2004, Dr. Joyce's employment pre-dated our becoming a public company and the annual salary paid to Mr. Roe and the other named executive officers were in each case one million dollars or less. The 2004 annual incentives were all paid pursuant to the Nalco MIP and will, therefore, be deductible.

Summary

The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2004 were competitive and appropriate, and serve shareholders' long-term interests.

Who furnished this report?

This report has been furnished by the members of the Compensation Committee:

Sanjeev K. Mehra, Chairman Chinh E. Chu Joshua J. Harris

Pension Plan Information

Benefits under our defined benefit pension plan are a percentage of pay replacement equal to 2% for each year of service up to 25 years of service and 1.5% for each year of service in excess of 25 years. The accrual percentage was reduced to 1.5% for each year of service earned after 2002. No new employees can participate in our defined benefit pension plan. There is a Social Security offset equal to 1.5% times service times the participant's primary Social Security benefit.

The following table shows the estimated benefit payable as a 10-year certain and life annuity commencing at age 62 for the given service amounts as of December 31, 2004 (before deduction of the Social Security offset described above) for Mr. Roe and Mr. Loosbrock.

	Years of Service
Final Average Earnings	15	20	25	30	35	40
$125,000	$36,000	$49,000	$61,000	$72,000	$81,000	$91,000
$150,000	$44,000	$59,000	$74,000	$86,000	$98,000	$109,000
$175,000	$51,000	$68,000	$86,000	$101,000	$114,000	$127,000
$200,000	$58,000	$78,000	$98,000	$115,000	$130,000	$145,000
$225,000	$65,000	$88,000	$110,000	$129,000	$146,000	$163,000
$250,000	$73,000	$98,000	$123,000	$144,000	$163,000	$181,000
$300,000	$87,000	$117,000	$147,000	$173,000	$195,000	$218,000
$350,000	$102,000	$137,000	$172,000	$201,000	$228,000	$254,000
$400,000	$116,000	$156,000	$196,000	$230,000	$260,000	$290,000
$450,000	$131,000	$176,000	$221,000	$259,000	$293,000	$326,000
$500,000	$145,000	$195,000	$245,000	$288,000	$325,000	$363,000
$600,000	$174,000	$234,000	$294,000	$345,000	$390,000	$435,000
$700,000	$203,000	$273,000	$343,000	$403,000	$455,000	$508,000
$800,000	$232,000	$312,000	$392,000	$460,000	$520,000	$580,000
$900,000	$261,000	$351,000	$441,000	$518,000	$585,000	$653,000
$1,000,000	$290,000	$390,000	$490,000	$575,000	$650,000	$725,000

The defined benefit pension plan uses a final average earnings formula based on the average annualized pay for the 48 highest-paid consecutive months of the last 120 calendar months prior to retirement. Earnings include salary and bonus.

Dr. Joyce, Mr. Bell and Mr. Harker do not currently participate in and are not expected to receive a benefit from the pension plan. The estimated years of credited service as of December 31, 2004 for the other named executive officers are as follows: Mr. Roe – 27 years and Mr. Loosbrock – 27.3 years

STOCK PERFORMANCE GRAPH

This graph compares the cumulative total return of our common stock to the cumulative total return of the S&P 500 Stock Index, Russell 1000 Index and the S&P Specialty Chemicals Index for the period from November 10, 2004 to December 31, 2004, the last trading day of our fiscal year. The graph assumes that the value of the investment in our common stock and each index was $100 at November 10, 2004 and that all dividends were reinvested.

Stock Performance

Sources:    Bloomberg and Thomson Financial

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Mr. Douglas A. Pertz, Chairman, Mr. Chinh E. Chu and Mr. Daniel S. Sanders. The Board of Directors has determined that Mr. Pertz and Mr. Sanders of the Committee are "independent" within the meaning of the applicable rules of both the NYSE and the SEC. Pursuant to NYSE and SEC rules, the Company will have a fully independent Audit Committee on or before November 10, 2005. The Board of Directors has also determined that each member of the Committee is financially literate and that Mr. Pertz is an "audit committee financial expert" within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors, which is in Annex A. The Committee's responsibilities are set forth in this charter, which was amended and restated effective November 10, 2004. The charter is also available on our Web site at www.nalco.com.

What are the responsibilities of the Audit Committee?

The Audit Committee is responsible to (1) recommend the hiring or termination of an Independent Registered Public Accounting Firm ("independent auditors") and approve any non-audit work performed by such auditor, (2) approve the overall scope of the audit, (3) assist the board in monitoring the integrity of our financial statements, the independent auditor's qualifications and independence, the performance of the independent auditors, our internal audit function and our compliance with legal and regulatory requirements, (4) annually review an independent auditor's report describing the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discuss the annual audited financial and quarterly statements with management and the independent auditor, (6) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discuss policies with respect to risk assessment and risk management, (8) meet separately, periodically, with management, internal auditors and independent auditor, (9) review with independent auditor any audit problems or difficulties with managements' responses, (10) set clear hiring policies for employees or former employees of the independent auditors, (11) annually review the adequacy of the audit committee's written charter, (12) handle such other matters as delegated to the audit committee by the board of directors, (13) report regularly to the full board of directors, and (14) evaluate the performance of the audit committee.

The Committee met nine times during 2004. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks, including, without limitation, review and pre-approval of earnings releases and securities filings. The Committee's meetings include, whenever appropriate, private sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management, as well as executive sessions consisting of only non-management Committee members.

The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements prior to their issuance. During 2004, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee has also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Ernst & Young LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2004?

Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Board of Directors, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Who furnished this report?

This report has been furnished by the members of the Audit Committee:

Douglas A. Pertz, Chairman Daniel S. Sanders Chinh E. Chu

ADDITIONAL INFORMATION

What is "Householding" of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Nalco Holding Company, Investor Relations, 1601 W. Diehl Road, Naperville, IL 60563-1198.

May I propose actions for consideration at next year's annual meeting of shareholders?

Shareholder Proposals.    Shareholders who intend to present proposals for consideration at the 2006 Annual Meeting of Shareholders, and who wish to have their proposals included in Nalco's proxy statement and proxy card for that meeting, must be certain that their proposals are received by our Corporate Secretary at our principal executive offices in Naperville, Illinois on or before November 25, 2005. Proposals should be sent to: Corporate Secretary, Nalco Holding Company, 1601 W. Diehl Rd, Naperville, IL 60563-1198. All proposals must also comply with the applicable requirements of the federal securities laws and our Bylaws in order to be included in the proxy statement and proxy card for the 2006 Annual Meeting.

Bylaw Provisions.    You may contact Nalco's Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Shareholder Communication with Board of Directors

All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to the Corporate Secretary at the following address:

Corporate Secretary c/o Nalco Company 1601 W. Diehl Road Naperville, IL 60563-1198

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors or any member of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting.

OFFICERS FOR THE COMPANY

Name	Office	First Became an Officer	Age
William H. Joyce	Chairman and Chief Executive Officer	2003	69
Bradley J. Bell	Executive Vice President, Chief Financial Officer	2003	52
William J. Roe	Executive Vice President, Chief Operating Officer President, Industrial & Institutional Services Division	1998	51
Daniel M. Harker	Senior Vice President, Global Supply Chain	2000	52
Mark L. Bosanko	Group Vice President, President, Energy Services Division	2001	49
Philippe Creteur	Group Vice President, President, Equipment Division and Managing Director, European Operations	2001	40
Mark W. Irwin	Group Vice President, President, Paper Services Division	2003	40
Louis L. Loosbrock	Group Vice President, President, Pacific Division	2002	51
Gregory N. Nelson	Group Vice President, President, Service and Alternate Channels	2005	49
Deborah C. Hockman	Vice President, Safety, Health and Environment	2003	49
Stephen N. Landsman	Vice President, General Counsel and Corporate Secretary	2003	45
Bruno Lavandier	Controller	2003	38
Mary T. Manupella	Vice President Human Resources	2005	55
Richard J. O'Shanna	Division Vice President, Tax Officer	2004	47

ANNEX A
AUDIT COMMITTEE CHARTER

NALCO HOLDING COMPANY
AMENDED AND RESTATED CHARTER OF
THE AUDIT COMMITTEE

I.    Organization

The Audit Committee (the "Audit Committee" or "Committee") of Nalco Holding Company ("NALCO"), shall have at least three members, comprised solely of members of the Board of Directors (the "Board") of NALCO. Such members will be independent directors as such term is defined by the New York Stock Exchange and Rule 10A-3 of the Securities and Exchange Act of 1934 (the "Exchange Act") subject to phase-in rules for companies listing securities in conjunction with an initial public offering which require one independent member at the time of listing, a majority of independent members within 90 days of listing and fully independent committees within one year. No member of the Audit Committee may serve on the audit committee of more than three public companies, including NALCO, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and (ii) discloses such determination in the annual proxy statement. Each member of the Committee shall, in the judgment of the Board, be financially literate and at least one member of the Committee shall have the required level of accounting or related financial management expertise as determined by the Board in accordance with applicable law, to qualify as audit committee financial expert under the requirements of the Sarbanes-Oxley Act. The designation of any person as a "financial expert" shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board. Committee members shall be appointed by the Board in accordance with the NALCO's Articles of Incorporation and By-Laws, as amended (the "Articles"), on the recommendation of the Nominating and Corporate Governance Committee. Committee members shall hold their offices for one year or until their successors are elected and qualified, or until their earlier resignation or removal. All vacancies in the Audit Committee shall be filled by the Board in accordance with the Articles. The Board shall designate one of the members of the Audit Committee as Chairman of the Committee and the Committee shall keep a separate book of minutes of its proceedings and actions.

No member of the Audit Committee shall receive compensation other than (i) director's fees for service as a director of NALCO, including reasonable compensation for serving on the Audit Committee and regular benefits that other directors receive and (ii) a pension or similar compensation for past service, provided that such compensation is not conditioned on continued or future service to NALCO.

The Audit Committee shall meet at least four times each year or more frequently as circumstances dictate. The Audit Committee should meet at least annually with management and the internal audit staff and the independent auditor in separate sessions. In addition, the Audit Committee should meet with the independent auditors and management quarterly to review the corporation's financial statements. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Meetings may be held by telephone or by other appropriate means in accordance with the Articles of NALCO.

The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee members shall perform an annual review and evaluation of the performance of the Committee and its members, including by reviewing the compliance of the Committee with this Charter. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditor as well as anyone in the organization. The Committee may, in its sole discretion and at NALCO's expense, retain and terminate legal, accounting or other consultants or experts it deems necessary in the performance of its duties and without having to seek the approval of the Board.

II.    Purpose

The Committee's primary duties and responsibilities shall be:

•	To oversee the integrity of NALCO's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	To oversee the independence and performance of NALCO's independent auditor and monitor the performance of NALCO's internal audit function.

•	To recommend the hiring or termination of NALCO's auditor and approve any non-audit work performed by NALCO's auditor.

•	To provide an avenue of communication among the independent auditor, management and the Board of Directors.

•	To prepare an Audit Committee report as required by the Securities and Exchange Commission (the "SEC") to be included in the annual proxy statement.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that NALCO's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct general investigations or to assure compliance with laws and regulations and NALCO's compliance policies.

III.    Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

A.    Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board for approval and publish this Charter on NALCO's web-site and have the document published at least every three years in accordance with regulations promulgated by the SEC and New York Stock Exchange.

2.	Review NALCO's annual audited financial statements and quarterly financial statements and any other reports or documents containing financial information prior to filing with the SEC or distribution to stockholders, lenders, noteholders and the public. Such review should include discussion with management and the independent auditor of significant issues regarding accounting principles, practices and judgments, including NALCO's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on review and discussions, the Committee will recommend to the Board whether NALCO's financial statements should be filed with the SEC or distributed to stockholders, lenders, noteholders and the public.

3.	Discuss earnings press releases generally, including the use of "pro forma" or "adjusted" non-GAAP presentations, as well as financial information and earnings guidance provided to analysts and ratings agencies.

B.    Independent Auditor

1.	Recommend the appointment, retention and replacement of the independent auditor and approve all audit plans, engagement fees and terms (including providing comfort letters in connection with securities underwritings) and all significant non-audit engagements with the independent auditor. The Audit Committee may consult with management but shall not delegate these responsibilities. Ensure the rotation of the lead audit partner and concurring or review partner every five (5) years or as required by law and consider whether to rotate the audit firm itself. Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for NALCO in each of NALCO's five previous fiscal years. The lead partner shall not perform the lead partner services for any of NALCO's subsidiaries whose assets or revenues constitute 20% or more of NALCO's consolidated assets or revenues for more than seven consecutive years. Audit partners, other than the lead and concurring partner, will rotate after no more than seven years and be subject to a two-year time-out. Pursuant to SEC rules, audit partners on the engagement may not earn or receive compensation from NALCO or its affiliates to provide products or services other than audit, review or attest services. The independent auditor shall be accountable, and report directly, to the Committee. The independent auditor shall be a registered public accounting firm by the Public Company Accounting Oversight Board.

2.	This Committee adopts and NALCO shall comply with the Pre-Approval Policy attached as Exhibit A hereto for the engagement of the independent auditor to provide permitted audit and non-audit services.

3.	On an annual basis, review, assess and discuss with the independent auditor all relationships they have with NALCO that could impair the auditor's independence. Except to the extent permitted by applicable law, NALCO's independent auditor may not perform the following services for NALCO or its affiliates:

•	Accounting or bookkeeping services;

•	Internal audit services related to accounting controls, financial systems or financial statements;

•	Financial information systems design or implementation;

•	Broker, dealer, investment banking or investment adviser services;

•	Appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

•	Actuarial services;

•	Management services or human resources;

•	Legal or other expert services; and

•	Any other service the Public Company Accounting Oversight Board shall determine by regulations is not permitted.

4.	At least annually, review the independent auditor's audit plan. Discuss scope, staffing, locations, reliance upon management and general audit approach. Request, receive and/or review any report submitted by the auditor to the Committee, including without limitation: (a) all critical accounting policies and practices used by NALCO, (b) all material alternative accounting treatments within generally accepted accounting principles that have been discussed with management; and (c) other material written communications between the auditor and management, including management letter(s) and schedule of unadjusted differences. Review with the independent auditor any problems or difficulties the auditor may have encountered in the conduct of the audit and resolve any disagreements between the auditor and management.

5.	Develop and recommend to the Board objective policies for NALCO's hiring of employees or former employees of the independent auditor in accordance with applicable law and with due regard for the continuing independence of such auditor.

6.	At least annually, obtain and review a report by the independent auditor describing: (i) the auditor's internal quality-control procedures, (ii) all material issues raised by the most recent internal quality-control review, or peer review of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and all steps to deal with such issues and (iii) to assess the auditor's independence and relationships between the independent auditor and NALCO.

C.    Financial Reporting Process

1.	Discuss matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61, including such things as management judgements and accounting estimates, significant changes in NALCO's accounting practices, significant audit adjustments, disagreements with management and difficulties encountered in performing the audit.

2.	Consider the independent auditor's judgments about the quality (not just the acceptability) and appropriateness of NALCO's accounting principles as applied in financial accounting. Inquire as to the independent auditor's views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or minority practices.

3.	In consultation with management and the independent auditor, consider the integrity of NALCO's financial reporting process and controls, both external and internal. Discuss significant financial risk exposures and the steps management has to take to monitor, control and report such exposures, including NALCO's risk assessment and risk management policies. Review significant findings prepared by the independent auditor together with management's responses, including the status of previous recommendations.

4.	Review (a) the accounting treatment accorded significant transactions; (b) any significant accounting issues, including any second opinions sought by management on accounting issues, (c) the development, selection and disclosure of critical accounting estimates and analyses of the effects of alternative GAAP methods, regulatory and accounting initiatives, and off-balance sheet transactions and structures on the financial statements of NALCO and (d) NALCO's use of reserves and accruals, as reported by management and the independent auditor.

D.    Internal Controls and Legal Compliance

1.	Review and approve the budget, plan, changes in plan, activities, organizational structure and qualifications of the director of the internal audit department's office and internal audit group, as needed. Review significant reports prepared by the director of the internal audit department's office and internal audit group, together with management's response and follow-up to these reports.

2.	Review the appointment, performance and replacement of senior personnel responsible for financial reporting.

3.	Review and approve the appointment, performance, and replacement of the director of the internal audit.

4.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and evaluate whether the appropriate individuals possess an understanding of their roles and responsibilities with respect to internal controls.

5.	Consider and review with management, the internal audit group and the independent auditor the effectiveness or weakness in NALCO's internal controls. Develop in consultation with management a timetable for implementing recommendations to correct identified weaknesses.

6.	Review the coordination between the independent auditor and internal auditor; the risk assessment and management processes, scopes and procedures of NALCO's internal audit work; whether such risk assessment and management processes, scopes and procedures are adequate to attain the internal audit objectives as determined by NALCO's management and approved by the Committee; and the standards for determining the quality and composition of NALCO's internal audit staff.

7.	This Committee adopts and NALCO shall comply with the Whistleblower Procedures attached as Exhibit B hereto for: (a) the receipt, retention and treatment of complaints received by NALCO regarding accounting, internal controls and auditing matters, (b) the confidential and anonymous submission by employees of NALCO of concerns with questionable accounting or auditing matters and (c) shareholder and interested-party communications intended for non-management directors.

8.	Review management's monitoring of NALCO's compliance with laws, Code of Ethical Business Conduct and Officer Code of Ethics and ensure the management has proper review systems in place to ensure that NALCO's financial statements, reports and other information disseminated to governmental organizations, and the public, satisfy legal requirements.

9.	Request and obtain from the independent auditor assurance that Section 10A (audit requirements) of the Exchange Act has not been implicated.

10.	Request and receive reports on the design and implementation of internal controls. Monitor significant changes in internal controls and address any known weaknesses.

11.	Review periodically, with NALCO's counsel, any legal matter that could have a significant impact on NALCO's financial statements.

12.	Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to NALCO if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for NALCO was employed by the registered public accounting firm and participated in the audit of NALCO within one year of the initiation of the current audit.

E.    Miscellaneous

1.	The Audit Committee may from time to time in its sole discretion obtain advice and assistance from independent counsel and other advisers as the Committee considers necessary to carry out its duties, without being required to seek board approval.

2.	The Audit Committee shall have the authority to receive appropriate funding from NALCO, as determined by the Committee, for payment of compensation to any registered accounting firm engaged for audit purposes, independent counsel and other advisers, and ordinary administrative expenses of the Audit Committee.

3.	The Audit Committee may perform any other activities consistent with this Charter, NALCO's Articles and governing law, as the Audit Committee deems appropriate or necessary.

4.	The Audit Committee shall receive and review concerns or questions raised by internal and external legal counsel.

5.	The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

6.	The Audit Committee shall report regularly to the full Board including: (i) with respect to any issues that arise with respect to the quality or integrity of NALCO's financial statements, NALCO's compliance with legal or regulatory requirements, the performance and independence of NALCO's independent auditors or the performance of the internal audit function; (ii) following all meetings of the Audit Committee; and (iii) with respect to such other matters as are relevant to the Audit Committee's discharge of its responsibilities. The Audit Committee shall provide such recommendations as the Audit Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Audit Committee designated by the Audit Committee to make such report.

Exhibit A

AUDIT COMMITTEE PRE-APPROVAL POLICY

I.	STATEMENT OF PRINCIPLES

A.	It is the responsibility of the Audit Committee (the "Audit Committee") of the Board of Directors of Nalco Holding Company (the "Company") to pre-approve the audit and non-audit services to be provided by the independent public accounting firm ("audit firm") to ensure that the provision of such services does not impair the auditor's independence. Unless a service to be provided by the independent auditors falls within a pre-approved type of service listed in the appendices to this policy, specific pre-approval by the Audit Committee will be required. Any proposed services falling within a pre-approved type of service but exceeding pre-approved fee levels for that type of service will also require specific pre-approval by the Audit Committee.

B.	Appendices A through D to this policy describe the audit, audit-related, tax, and all other services that have been pre-approved by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. The Audit Committee may revise the list of general pre-approved services from time to time.

C.	For both general and specific pre-approval, the Audit Committee will consider whether the proposed services are consistent with the rules of the Securities and Exchange Commission (the "SEC") on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned and qualified to provide the most effective and efficient service, and whether the service would enhance the Company's ability to manage or control risk or improve audit quality, or would otherwise be beneficial to the Company. The Audit Committee will also consider the relationship between fees from audit and non-audit services in deciding whether to pre-approve any such services. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

II.	DELEGATION

A.	The Audit Committee delegates pre-approval authority to its chairperson (the "Chairperson") and may delegate pre-approval authority to one or more of its other members. The Chairperson and any other member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management its authority and responsibility to pre-approve services to be provided by the Company's independent auditor.

III.	AUDIT SERVICES

A.	The engagement terms, conditions, and fees for the audit of the Company's annual financial statements and review of the Company's quarterly financial statements will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will also specifically pre-approve any necessary changes in such terms, conditions, or fees resulting from changes in audit scope, Company structure, or other matters.

B.	The Audit Committee may grant either general or specific pre-approval for any other audit services, which are those services that only the independent auditor reasonably can provide, such as comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the SEC, and any services performed to fulfill the auditor's responsibility under generally accepted auditing standards ("GAAS").

C.	The Audit Committee has pre-approved the audit services listed in Appendix A hereto. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.	AUDIT-RELATED SERVICES

A.	Audit-related services are assurance and related services (other than the audit services referred to in Section III above) that are reasonably related to the performance of the audit or review of the Company's financial statements. Audit-related services may include, among other things, benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control review, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards that relate to the Company's financial statements.

B.	The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved the audit-related services listed in Appendix B hereto. All other audit-related services not listed in Appendix B must be specifically pre-approved by the Audit Committee.

V.    TAX SERVICES

A.	The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning, and tax advice without impairing the auditor's independence. Tax compliance generally involves preparation of original and amended tax returns, claims for refund, and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, benefit plans, and requests for rulings or technical advice from taxing authorities. The Audit Committee, however, will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, which is not supported in the Internal Revenue Code and related regulations.

B.	The Audit Committee has pre-approved the tax services listed in Appendix C hereto. All tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee, including tax services proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where such services are paid for by the Company.

VI.	ALL OTHER SERVICES

A.	The Audit Committee may grant pre-approval to those permissible non-audit services classified as "other" services that it believes are routine and recurring services, and would not impair the independence of the auditor. In determining whether to grant pre-approval of any such other non-audit service, the Audit Committee will consider the four basic guidelines set forth in the Preliminary Note to Rule 2-01 of Regulation S-X:

1.	whether the service creates a mutual or conflicting interest between the auditor and the Company;

2.	whether the service places the auditor in the position of auditing his or her own work;

3.	whether the service results in the auditor acting as management or an employee of the Company; and

4.	whether the service places the auditor in a position of being an advocate for the Company.

B.	The Audit Committee has pre-approved the other services listed in Appendix D hereto. Permissible "other" services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

VII.	PROHIBITED NON-AUDIT SERVICES

The Audit Committee will not grant approval for any services prohibited by applicable law or by any rule or regulation of any regulatory body or self-regulatory body applicable to the Company.

A list of the SEC's prohibited non-audit services is set forth in the Charter of the Company's Audit Committee. The SEC's rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VIII.   PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

IX.	SUPPORT

With respect to each proposed pre-approved service, the independent auditor will provide back-up support, which will be provided to the Audit Committee, regarding the specific services to be provided.

X.    PROCEDURES

A.	All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Company's chief financial officer (the "CFO") and must include a detailed description of the services to be rendered and the related fees. The CFO will determine whether such services and fees are included within the list of services and fees that have received the general pre-approval of the Audit Committee as set forth in Appendices A through D hereto. The Audit Committee will be informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

B.	Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by the CFO and must include a joint statement as to whether, in the view of the CFO and the independent auditor, the request or application is consistent with the SEC's rules on auditor independence.

C.	The CFO will immediately report to the Chairperson any breach of this policy that comes to the attention of the CFO or any member of management.

APPENDIX A

PRE-APPROVED AUDIT SERVICES

January 1, 2005 — December 31, 2005

Service	Annual Fee Limit
Statutory audits or financial audits for subsidiaries or affiliates of the Company	$400,000
Attestation of management reports on internal controls (Sarbanes-Oxley Act Section 404)	$100,000
Consultation by the Companies' management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards, or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies	$25,000

APPENDIX B

PRE-APPROVED AUDIT-RELATED SERVICES

January 1, 2005 — December 31, 2005

Service	Annual Fee Limit
Agreed-upon or expanded audit procedures related to accounting activity required to respond to or comply with financial, accounting or regulatory reporting matters	$25,000
General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act (Section 404)	$100,000

APPENDIX C

PRE-APPROVED TAX SERVICES

January 1, 2005 — December 31, 2005

Service	Annual Fee Limit
International tax compliance	$25,000
Domestic and foreign tax planning and advice	$50,000
Assistance with tax audits and appeals before the IRS and similar state, local and foreign agencies	$25,000

APPENDIX D

PRE-APPROVED ALL OTHER SERVICES

January 1, 2005 — December 31, 2005

Service	Annual Fee Limit
On-line research tool	$7,500
Training	$5,000

Exhibit B

WHISTLEBLOWER PROCEDURES

A.	Responsibilities of Audit Committee With Respect to Specified Complaints

1.	The Audit Committee shall receive, retain, investigate and act on complaints and concerns of employees, shareholders and other interested parties ("Reports") regarding:

(a)	questionable accounting, internal accounting controls and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company's accounting policies (an "Accounting Allegation");

(b)	compliance with legal and regulatory requirements (a "Legal Allegation");

(c)	retaliation against employees who make Accounting Allegations or Legal Allegations (a "Retaliatory Act"); and

(d)	concerns of interested parties who desire to make such concerns known to non-management directors.

2.	In the discretion of the Audit Committee, responsibilities of the Audit Committee created by these procedures may be delegated to the Chair of the Audit Committee.

B.	Procedures for Receiving Reports

1.	Any Report that is made directly to management, whether openly, confidentially or anonymously, shall be promptly reported to the Audit Committee.

2.	Each Report forwarded to the Audit Committee by management and each Report that is made directly to the Audit Committee, whether openly, confidentially or anonymously, shall be reviewed by the Audit Committee, who may, in their discretion, consult with any member of management who is not the subject of the allegation and who may have appropriate expertise to assist the Audit Committee. The Audit Committee shall determine whether the Audit Committee or management should investigate the Report, taking into account the considerations set forth in Section C below.

(a)	If the Audit Committee determines that management should investigate the Report, the Audit Committee will notify the General Counsel in writing of that conclusion. Management shall thereafter promptly investigate the Report and shall report the results of its investigation, in writing, to the Audit Committee. Management shall be free in its discretion to engage outside auditors, counsel or other experts to assist in the investigation and in the analysis of results.

(b)	If the Audit Committee determines that it should investigate the Report, the Audit Committee shall promptly determine what professional assistance, if any, it needs in order to conduct the investigation. The Audit Committee shall be free in its discretion to engage outside auditors, counsel or other experts to assist in the investigation and in the analysis of results.

C.	Considerations Relative To Whether the Audit Committee or Management Should Investigate a Report

In determining whether management or the Audit Committee should investigate a Report, the Audit Committee shall consider, among any other factors that are appropriate under the circumstances, the following:

1.	Who is the alleged wrongdoer? If an executive officer, senior financial officer or other high management official is alleged to have engaged in wrongdoing, that factor alone may militate in favor of the Audit Committee conducting the investigation.

2.	How serious is the alleged wrongdoing? The more serious the alleged wrongdoing, the more appropriate that the Audit Committee should undertake the investigation. If the alleged wrongdoing would constitute a crime involving the integrity of the financial statements of the Company, that factor alone may militate in favor of the Audit Committee conducting the investigation.

3.	How credible is the allegation of wrongdoing? The more credible the allegation, the more appropriate that the Audit Committee should undertake the investigation. In assessing credibility, the Audit Committee should consider all facts surrounding the allegation, including but not limited to whether similar allegations have been made in the press or by analysts.

D.	Protection of Whistleblowers

Consistent with the policies of the Company, the Audit Committee shall not retaliate, and shall not tolerate any retaliation by management or any other person or group, directly or indirectly, against anyone who, in good faith, makes an Accounting Allegation or Legal Allegation, reports a Retaliatory Act or provides assistance to the Audit Committee, management or any other person or group, including any governmental, regulatory or law enforcement body, investigating a Report. The Audit Committee shall not, unless compelled by judicial or other legal process, reveal the identity of any person who makes an Accounting Allegation or Legal Allegation or reports a Retaliatory Act and who asks that his or her identity as the person who made such Report remain confidential and shall not make any effort, or tolerate any effort made by any other person or group, to ascertain the identity of any person who makes a Report anonymously.

E.	Records

The Audit Committee shall retain for a period of seven years all records relating to any Accounting Allegation or Legal Allegation or report of a Retaliatory Act and to the investigation of any such Report.

F.	Procedures for Making Complaints and Other Concerns

In addition to any other avenue available to an employee, any employee, shareholder or interested party may report to the Audit Committee openly, confidentially or anonymously any Accounting Allegation, Legal Allegation, report of a Retaliatory Act or other concerns. Accounting Allegations, Legal Allegations, reports of a Retaliatory Act and other concerns can be made orally or in writing to the Chairman of the Audit Committee. Such Reports can also be made directly to management either (a) confidentially by contacting the General Counsel in writing or in person at 630-305-1000 or (b) if made by an employee or shareholder, anonymously, by calling the Ethics Hotline at 1-888-749-1949 at any time. The toll-free line is managed by an outside, independent service provider and allows anyone to make a Report without divulging his or her name. The hotline service provider is required to share the information provided in the Report with management or, if requested by the individual making the Report, the Audit Committee as promptly as practicable.

ANNEX B
NALCO HOLDING COMPANY
2004 STOCK INCENTIVE PLAN

1.    Purpose of the Plan

The purpose of the Plan (as defined below) is to aid the Company (as defined below) and its Affiliates (as defined below) in recruiting and retaining key employees, directors or consultants of outstanding ability and to motivate such employees, directors or consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (as defined below). The Company expects that it will benefit from the added interest which such key employees, directors or consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.    Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(b)	Award: Any Option, Stock Appreciation Right, or Other Stock-Based Award granted pursuant to the Plan.

(c)	Award Agreement: Any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d)	Board: The Board of Directors of the Company.

(e)	Change in Control: shall mean the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, other than an Investor or its Affiliates, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting stock of the Company or (ii) all or substantially all of the assets of the Company.

(f)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(g)	Committee: The Compensation Committee of the Board or such other committee designated by the Board.

(h)	Company: Nalco Holding Company, a Delaware corporation.

(i)	Effective Date: The date the Board adopts the Plan.

(j)	Employment: (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Committee, a change in a Participant's status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

(k)	Fair Market Value: On a given date, (a) if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Shares on such stock exchange on which the Shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Board.

(l)	Investor: Each of BCP Nalco I LLC, BCP Nalco II LLC, BCP IV, Blackstone Family Investment Partnership IV-A L.P., Blackstone Capital Partners IV-A L.P., GS Nalco LLC, GS Capital Partners 2000 L.P., GS Capital Partners 2000 Offshore L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., APV Nalco LLC, AP Nalco LP, Apollo V and Apollo/Nalco Acquisition LLC.

(m)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(n)	Option: A stock option granted pursuant to Section 6 of the Plan.

(o)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(p)	Other Stock-Based Award: Any award granted under Section 8 of the Plan.

(q)	Participant: An employee, director or consultant of the Company or its Affiliates who is selected by the Committee to participate in the Plan.

(r)	Person: Any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

(s)	Plan: Nalco Holding Company 2004 Stock Incentive Plan.

(t)	Shares: Shares of common stock of the Company.

(u)	Stock Appreciation Right: Any right granted under Section 7 of the Plan.

(v)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code.

3.    Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 7,500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards (or portion thereof) that terminate or lapse may be granted again under the Plan.

4.    Administration

(a)	The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary.

(b)	The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c)	The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)	The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local, or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant in connection with the exercise of an Option.

(e)	The Committee may provide, in an Award agreement or otherwise, that an Award shall be forfeited in the event that the Participant breaches (i) any confidentiality, noncompetition, nonsolicitation, inventions or other similar provision under which the Participant is subject, (ii) any provision in an employment agreement or (iii) any Company policy.

5.    Limitations

No Awards may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.    Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified stock options or ISOs for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions as set forth in the applicable Award Agreement:

(a)	Option Price. The Option Price shall be determined by the Committee, but, with respect to ISOs, shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment (or to the extent permitted by applicable law, provision for payment) of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company as designated by the Committee, pursuant to one or more of the following methods: (i) in cash, or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles); (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased or (v) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. No ISO may be granted to any Participant who at the time of such grant is not an employee of the Company or of any of its Subsidiaries. In addition, no ISO may be granted to any Participant who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Attestation. Wherever in this Plan or any Award Agreement a Participant is permitted to pay the Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.    Stock Appreciation Rights

(a)	Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of

(A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

8.    Other Stock-Based Awards

The Committee, in its sole discretion, may grant the right to purchase Shares, Awards of Shares, Awards of restricted Shares, Awards of phantom stock units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; (b) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and (c) all other terms and conditions of such Other Stock-Based Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.    Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or exercise price of any Stock Appreciation Right and/or (iii) any other affected terms of such Awards.

(b)	Change in Control. In the event of a Change of Control after the Effective Date, the Committee may, in its sole discretion, provide for the (i) termination of an Award upon the consummation of the Change of Control, but only if such Award has vested and been paid out or the Participant has been permitted to exercise the Option in full for a period of not less than 30 days prior to the Change of Control, (ii) acceleration of all or any portion of an Award, (iii) payment of an amount (in cash or, in the discretion of the Committee, in the form of consideration paid to shareholders of the Company in connection with such Change of Control) in exchange for the cancellation of an Award, which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate Option Price or grant price of such Option or Stock Appreciation Rights, and/or (iv) issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder.

10.    No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company's or its Affiliates' rights to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.    Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.    Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.    Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

14.    Severability

If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.    Amendments or Termination

(a)	Amendments or Termination of the Plan. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, without the written consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that no waiver, amendment, alteration, suspension, discontinuation, cancellation or termination shall impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted without the consent of the affected Participant, holder or beneficiary.

16.    Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17.    Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, and except as otherwise provided in the pertinent Award Agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in New York, New York.

18.    Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

    [NHCCM - NALCO HOLDING COMPANY] [FILE NAME: ZNHC12.ELX] [VERSION - (4)]
                          [03/03/05] [orig. 02/17/05]

                                   DETACH HERE                            ZNHC12

                          NALCO HOLDING COMPANY PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING, MAY 5, 2005, NAPERVILLE, ILLINOIS

The undersigned hereby appoints Bradley J. Bell, Stephen N. Landsman and Michael
P. Murphy, or any of them, (the "Proxy Committee") with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of Nalco Holding Company, to be held at 1601
West Diehl Road, Naperville, Illinois, on May 5, 2005, at 9:00 a.m., or at any
adjournment thereof as follows:

Nominees for Election of Directors:

   Dr. William H. Joyce
   Mr. Douglas A. Pertz
   Mr. Daniel S. Sanders

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE
REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE
WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE
YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

--------------------------------------------------------------------------------
 PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

_____________________________________     ______________________________________

_____________________________________     ______________________________________

_____________________________________     ______________________________________

NALCO HOLDING COMPANY
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

    [NHCCM - NALCO HOLDING COMPANY] [FILE NAME: ZNHC11.ELX] [VERSION - (3)]
                          [03/03/05] [orig. 02/17/05]

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZNHC11

[X]  PLEASE MARK                                                        |   #NHC
     VOTES AS IN                                                        |__
     THIS EXAMPLE.

--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND
                                FOR PROPOSAL 2.
--------------------------------------------------------------------------------

1. Election of Directors.
   (Please see reverse)

                    FOR                    WITHHOLD
                    ALL                    FROM ALL
                  NOMINEES [ ]         [ ] NOMINEES

              ----------------------------------------------
              [ ] For all nominee(s) except as written above

                                                             FOR AGAINST ABSTAIN

2. Ratification of appointment of Ernst &                    [ ]   [ ]     [ ]
   Young LLP as the Independent Registered
   Public Accounting Firm for the fiscal year
   ending December 31, 2005.

Mark box at right if you plan to attend the Annual Meeting.                [ ]

Mark box at right if an address change or comment                          [ ]
has been noted on the reverse side of this card.

Please sign this proxy exactly as name appears hereon. When
shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature: _______________ Date: _______ Signature: ______________ Date: _______